Exhibit 99.2

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of AvalonBay Communities, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of AvalonBay Communities, Inc. (the Company) as of December 31, 2025 and 2024, the related consolidated statements of comprehensive income, equity and cash flows for each of the three years in the period ended December 31, 2025, and the related notes and financial statement schedule (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2025, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosure to which it relates.

Valuation of Deferred Development Costs and Land Held for Development
Description of the Matter

As of December 31, 2025, the Company’s deferred development costs and land held for development totaled $73.2 million and $123.8 million, respectively, collectively “Development Rights”. As discussed in Footnote 1 of the consolidated financial statements, the Company capitalizes costs associated with its development activities to the basis of land held when future development is probable, or if the Company has either not yet acquired the land or if the project is subject to a leasehold interest, the costs are capitalized as deferred development costs. Future development is dependent upon various factors, including zoning and regulatory approvals, rental market conditions, construction costs and the availability of capital.

Auditing the valuation of deferred development costs and land held for development involved a high degree of subjectivity as management’s assessment of the probability that future development will occur was highly judgmental and subject to the various factors affecting future development discussed above. The Company’s assessment of probability of future development included an analysis of the likelihood of factors outside their control that could prevent the development from occurring and factors that could cause the Company to decide not to pursue or complete the development.

How We Addressed the Matter in Our Audit

We obtained an understanding, evaluated the design and tested the operating effectiveness of controls over the Company’s process to assess the valuation of deferred development costs and land held for development. For example, we tested controls over the Company’s pursuit monitoring process and management’s review of the probability assessment related to future development.

Our procedures included, among others, evaluating the Company’s determination that the future development is probable. We performed procedures to test the accuracy and completeness of the information included in the Company’s qualitative analysis by agreeing data to underlying agreements, communications, minutes of management’s quarterly development meetings, and third-party evidence, where available. We further assessed the likelihood of the Company’s ability to obtain zoning and regulatory approvals for developments by considering, among other things, the Company’s prior experience with other development projects and the current status of the future projects for which pursuit or development rights costs were capitalized or land was held for development. We also met with executives who lead the Company’s development team to further understand the probability of future development.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2002.

Tysons, Virginia

February 27, 2026

AVALONBAY COMMUNITIES, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share data)

	December 31, 2025	December 31, 2024
ASSETS
Real estate:
Land and improvements	$ 4,960,568	$ 4,888,146
Buildings and improvements	21,252,137	20,454,276
Furniture, fixtures and equipment	1,546,813	1,387,506
	27,759,518	26,729,928
Less accumulated depreciation	(8,686,084)	(8,164,411)
Net operating real estate	19,073,434	18,565,517
Construction in progress, including land	1,458,795	1,042,673
Land held for development	123,751	151,922
Real estate assets held for sale, net	150,262	6,950
Total real estate, net	20,806,242	19,767,062

Cash and cash equivalents	187,234	108,576
Restricted cash	165,849	158,500
Unconsolidated investments	193,441	227,320
Deferred development costs	73,237	43,675
Prepaid expenses and other assets	618,597	540,950
Right of use lease assets	147,537	154,654
Total assets	$ 22,192,137	$ 21,000,737

LIABILITIES AND EQUITY
Unsecured debt, net	$ 7,879,380	$ 7,358,784
Variable rate unsecured credit facility and commercial paper, net	739,608	—
Mortgage notes payable, net	709,564	718,465
Dividends payable	250,548	244,967
Payables for construction	92,267	85,954
Accrued expenses and other liabilities	391,973	356,987
Lease liabilities	165,200	173,282
Accrued interest payable	68,591	58,377
Resident security deposits	60,689	62,829
Total liabilities	10,357,820	9,059,645

Commitments and contingencies

Equity:

Preferred stock, $0.01 par value; $25 liquidation preference; 50,000,000 shares authorized at December 31, 2025 and December 31, 2024; zero shares issued and outstanding at December 31, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value; 280,000,000 shares authorized at December 31, 2025 and December 31, 2024; 140,080,657 and 142,254,022 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	1,401	1,422
Additional paid-in capital	11,212,296	11,314,116
Accumulated earnings less dividends	371,157	591,250
Accumulated other comprehensive income	26,486	34,304
Total stockholders' equity	11,611,340	11,941,092
Noncontrolling interests	222,977	—
Total equity	11,834,317	11,941,092
Total liabilities and equity	$ 22,192,137	$ 21,000,737

See accompanying notes to Consolidated Financial Statements.

AVALONBAY COMMUNITIES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in thousands, except per share data)

	For the year ended December 31,
	2025	2024	2023
Revenue:
Rental and other income	$ 3,033,683	$ 2,906,676	$ 2,760,187
Management, development and other fees	7,042	7,081	7,722
Total revenue	3,040,725	2,913,757	2,767,909

Expenses:
Operating expenses, excluding property taxes	778,171	745,846	681,338
Property taxes	342,743	327,611	306,794
Expensed transaction, development and other pursuit costs, net of recoveries	10,846	18,341	33,479
Interest expense, net	259,181	226,589	205,992
Loss on extinguishment of debt, net	—	—	150
Depreciation expense	913,376	846,853	816,965
General and administrative expense	86,679	77,697	76,534
Casualty and impairment loss	1,276	2,935	9,118
Total expenses	2,392,272	2,245,872	2,130,370

Income from unconsolidated investments	39,691	32,231	8,436
Structured Investment Program interest income	27,476	18,451	5,018
Gain on sale of communities, net	335,713	363,300	287,424
Other real estate activity	4,131	753	174

Income before income taxes	1,055,464	1,082,620	938,591
Income tax benefit (expense)	1,135	(445)	(10,153)

Net income	1,056,599	1,082,175	928,438
Net (income) loss attributable to noncontrolling interests	(5,298)	(181)	387

Net income attributable to common stockholders	$ 1,051,301	$ 1,081,994	$ 928,825

Other comprehensive income:
(Loss) gain on cash flow hedges	(4,488)	18,659	13,332
Cash flow hedge (gains) losses reclassified to earnings	(3,330)	(471)	1,360
Comprehensive income	$ 1,043,483	$ 1,100,182	$ 943,517

Earnings per common share - basic:
Net income attributable to common stockholders	$ 7.40	$ 7.61	$ 6.56

Earnings per common share - diluted:

Net income attributable to common stockholders	$ 7.40	$ 7.60	$ 6.56

See accompanying notes to Consolidated Financial Statements.

AVALONBAY COMMUNITIES, INC.

CONSOLIDATED STATEMENTS OF EQUITY

(Dollars in thousands)

	Common stock shares issued	Common stock	Additional paid-in capital	Accumulated earnings less dividends	Accumulated other comprehensive (loss) income	Total stockholder's equity	Noncontrolling interests	Total equity
Balance at December 31, 2022	139,916,864	$ 1,400	$ 10,765,508	$ 485,221	$ 1,424	$ 11,253,553	$ —	$ 11,253,553
Net income attributable to common stockholders	—	—	—	928,825	—	928,825	—	928,825
Gain on cash flow hedges, net	—	—	—	—	13,332	13,332	—	13,332
Cash flow hedge losses reclassified to earnings	—	—	—	—	1,360	1,360	—	1,360
Noncontrolling interest activity	—	—	—	(1,217)	—	(1,217)	—	(1,217)
Dividends declared to common stockholders ($6.60 per share)	—	—	—	(935,305)	—	(935,305)	—	(935,305)
Issuance of common stock, net of withholdings	2,120,392	20	485,029	1,635	—	486,684	—	486,684
Repurchase of common stock, including repurchase costs	(11,800)	—	(908)	(1,003)	—	(1,911)	—	(1,911)
Stock-based compensation expense	—	—	37,997	—	—	37,997	—	37,997
Balance at December 31, 2023	142,025,456	1,420	11,287,626	478,156	16,116	11,783,318	—	11,783,318
Net income attributable to common stockholders	—	—	—	1,081,994	—	1,081,994	—	1,081,994
Gain on cash flow hedges, net	—	—	—	—	18,659	18,659	—	18,659
Cash flow hedge gains reclassified to earnings	—	—	—	—	(471)	(471)	—	(471)
Noncontrolling interest activity	—	—	(77)	—	—	(77)	—	(77)
Dividends declared to common stockholders ($6.80 per share)	—	—	—	(969,345)	—	(969,345)	—	(969,345)

Issuance of common stock, net of withholdings	228,566	2	(9,875)	445	—	(9,428)	—	(9,428)
Stock-based compensation expense	—	—	36,442	—	—	36,442	—	36,442
Balance at December 31, 2024	142,254,022	1,422	11,314,116	591,250	34,304	11,941,092	—	11,941,092
Net income	—	—	—	1,051,301	—	1,051,301	5,298	1,056,599
Loss on cash flow hedges, net	—	—	—	—	(4,488)	(4,488)	—	(4,488)
Cash flow hedge gains reclassified to earnings	—	—	—	—	(3,330)	(3,330)	—	(3,330)
Issuance of DownREIT Units	—	—	—	—	—	—	222,653	222,653
Dividends declared to noncontrolling interests ($4.69 per share)	—	—	—	—	—	—	(4,974)	(4,974)
Dividends declared to common stockholders ($7.00 per share)	—	—	—	(993,683)	—	(993,683)	—	(993,683)
Issuance of common stock, net of withholdings	505,354	6	71,641	(1,094)	—	70,553	—	70,553
Repurchase of common stock, including repurchase costs	(2,678,719)	(27)	(211,471)	(276,617)	—	(488,115)	—	(488,115)
Amortization of deferred compensation	—	—	38,010	—	—	38,010	—	38,010
Balance at December 31, 2025	140,080,657	$ 1,401	$ 11,212,296	$ 371,157	$ 26,486	$ 11,611,340	$ 222,977	$ 11,834,317

See accompanying notes to Consolidated Financial Statements.

AVALONBAY COMMUNITIES, INC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	For the year ended December 31,
	2025	2024	2023
Cash flows from operating activities:
Net income	$ 1,056,599	$ 1,082,175	$ 928,438
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	913,376	846,853	816,965
Amortization of deferred financing costs and debt discount	13,685	13,280	12,732
Loss on extinguishment of debt, net	—	—	150
Amortization of stock-based compensation	26,458	25,373	27,142
Equity in (income) loss of, and return on, unconsolidated investments and noncontrolling interests, net of eliminations	(23,610)	(21,693)	5,332
Casualty and impairment loss	1,276	1,415	4,622
Expensed transaction, development and other pursuit costs, net of recoveries	10,846	18,341	33,479
Cash flow hedge (gains) losses reclassified to earnings	(1,292)	(471)	1,360
Gain on sale of real estate assets, net	(339,954)	(364,159)	(287,987)
Increase in accrued interest receivable	(26,124)	(14,582)	(5,803)
(Increase) decrease in prepaid expenses and other assets	(3,182)	(16,576)	11,580
Increase in accrued expenses, other liabilities, accrued interest payable and resident security deposits	43,027	37,922	12,019
Net cash provided by operating activities	1,671,105	1,607,878	1,560,029

Cash flows from investing activities:
Development/redevelopment of real estate assets including land acquisitions and deferred development costs	(1,209,454)	(951,101)	(901,847)
Acquisition of real estate assets, including partnership interest	(682,163)	(464,419)	(215,889)
Capital expenditures - existing real estate assets	(261,769)	(193,348)	(178,312)
Capital expenditures - non-real estate assets	(3,173)	(4,678)	(18,962)
Increase (decrease) in payables for construction	6,313	(1,749)	14,901
Proceeds from sale of real estate, net of selling costs	799,419	711,279	467,096
Note receivable lending	(24,079)	(90,088)	(82,802)
Note receivable payments	15,048	237	253
Distributions from unconsolidated entities and investment sale proceeds	7,500	11,178	5,468
Unconsolidated investments	(40,009)	(14,175)	(18,861)
Net cash used in investing activities	(1,392,367)	(996,864)	(928,955)

Cash flows from financing activities:
Issuance of common stock, net	86,645	10,535	496,706
Repurchase of common stock, net	(488,115)	—	(1,911)
Dividends paid	(992,333)	(961,914)	(922,657)
Net borrowings under unsecured credit facility and commercial paper	739,608	—	—
Repayments of mortgage notes payable, including prepayment penalties	(11,465)	(9,793)	(47,000)
Issuance of unsecured debt	1,347,312	398,788	399,756
Repayment of unsecured debt	(825,000)	(300,000)	(750,000)
Payment of deferred financing costs	(23,147)	(3,763)	(3,964)
Receipt for termination of forward interest rate swaps	4,341	16,839	8,331
Payments related to tax withholding for share-based compensation	(16,713)	(16,883)	(10,639)
Noncontrolling interests, joint venture and preferred equity transactions	(13,864)	(8,707)	(2,981)
Net cash used in financing activities	(192,731)	(874,898)	(834,359)

Net increase (decrease) in cash, cash equivalents and restricted cash	86,007	(263,884)	(203,285)

Cash, cash equivalents and restricted cash, beginning of year	267,076	530,960	734,245
Cash, cash equivalents and restricted cash, end of year	$ 353,083	$ 267,076	$ 530,960

Cash paid during the year for interest, net of amount capitalized	$ 236,549	$ 213,253	$ 187,523

See accompanying notes to Consolidated Financial Statements.

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported with the Consolidated Statements of Cash Flows (dollars in thousands):

	December 31, 2025	December 31, 2024	December 31, 2023
Cash and cash equivalents	$ 187,234	$ 108,576	$ 397,890
Restricted cash	165,849	158,500	133,070
Cash, cash equivalents and restricted cash reported in the Consolidated Statements of Cash Flows	$ 353,083	$ 267,076	$ 530,960

Supplemental disclosures of non-cash investing and financing activities:

During the year ended December 31, 2025:

•
As described in Note 4, "Equity," the Company issued 183,260 shares of common stock as part of the Company's stock-based compensation plans, of which 103,332 shares related to the conversion of performance awards to shares of common stock, and the remaining 79,928 shares valued at $17,678,000 were issued in connection with new stock grants; 3,761 shares valued at $749,000 were issued through the Company's dividend reinvestment plan; 74,517 shares valued at $16,678,000 were withheld to satisfy employees' tax withholding and other liabilities; and 3,116 restricted shares with an aggregate value of $614,000 were forfeited.

•
The Company acquired six apartment communities, in the Dallas-Fort Worth metropolitan area, containing 1,844 apartment homes for $415,579,000, with the consideration comprised of a cash payment of $193,000,000 and the issuance of 1,059,995 units representing limited partnership interests (the “DownREIT Units”).

•
Common stock and DownREIT Unit dividends declared but not paid totaled $247,436,000.

•
The Company recorded (i) a decrease to prepaid expenses and other assets of $4,488,000 and a corresponding adjustment to accumulated other comprehensive income; and (ii) reclassified $3,330,000 of cash flow hedge gains from other comprehensive income to interest expense, net, to record the impact of the Company's derivative and hedging activity.

During the year ended December 31, 2024:

•
The Company issued 250,806 shares of common stock as part of the Company's stock-based compensation plans, of which 146,725 shares related to the conversion of performance awards to shares of common stock, and the remaining 104,081 shares valued at $18,020,000 were issued in connection with new stock grants; 12,290 shares valued at $1,972,000 were issued in conjunction with the conversion of deferred stock awards; 3,533 shares valued at $690,000 were issued through the Company’s dividend reinvestment plan; 94,288 shares valued at $16,892,000 were withheld to satisfy employees’ tax withholding and other liabilities; and 4,408 restricted shares with an aggregate value of $801,000 were forfeited.

•
Common stock dividends declared but not paid totaled $243,479,000.

•
The Company recorded (i) an increase to prepaid expenses and other assets of $18,659,000 and a corresponding adjustment to accumulated other comprehensive income; and (ii) reclassified $471,000 of cash flow hedge gains from other comprehensive income to interest expense, net, to record the impact of the Company's derivative and hedging activity.

•
The Company recorded $25,719,000 of lease liabilities and offsetting right of use lease assets related to the execution of one new ground lease for a development right.

During the year ended December 31, 2023:

•
The Company issued 153,162 shares of common stock as part of the Company's stock based compensation plans, of which 60,016 shares related to the conversion of performance awards to shares of common stock, and the remaining 93,146 shares valued at $16,552,000 were issued in connection with new stock grants; 3,454 shares valued at $619,000 were issued through the Company’s dividend reinvestment plan; 62,937 shares valued at $10,639,000 were withheld to satisfy employees’ tax withholding and other liabilities; and 2,119 restricted shares with an aggregate value of $413,000 were forfeited.

•
Common stock dividends declared but not paid totaled $236,133,000.

•
The Company recorded (i) an increase to prepaid expenses and other assets of $13,332,000 and a corresponding adjustment to accumulated other comprehensive income; and (ii) reclassified $1,360,000 of cash flow hedge losses from other comprehensive income to interest expense, net, to record the impact of the Company's derivative and hedging activity.

•
The Company assumed a $63,041,000 fixed rate mortgage loan in conjunction with the acquisition of Avalon West Plano.

See accompanying notes to Consolidated Financial Statements.

AVALONBAY COMMUNITIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization, Basis of Presentation and Significant Accounting Policies

Organization and Basis of Presentation

AvalonBay Communities, Inc. (the "Company," which term, unless the context otherwise requires, refers to AvalonBay Communities, Inc. together with its subsidiaries) is a Maryland corporation that has elected to be treated as a real estate investment trust ("REIT") for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). The Company develops, redevelops, acquires, owns and operates multifamily communities in New England, the New York/New Jersey metro area, the Mid-Atlantic, the Pacific Northwest, and Northern and Southern California, as well as in the Company's expansion regions of Raleigh-Durham and Charlotte, North Carolina, Southeast Florida, Dallas and Austin, Texas, and Denver, Colorado.

At December 31, 2025, the Company owned or held a direct or indirect ownership interest in 320 apartment communities containing 98,694 apartment homes in 11 states and the District of Columbia, of which 24 communities were under construction. The Company also owned or held a direct or indirect ownership interest in land or rights to land on which the Company expects to develop an additional 32 communities that, if developed as expected, will contain an estimated 9,032 apartment homes (unaudited).

Principles of Consolidation

The accompanying Consolidated Financial Statements include the accounts of the Company and its wholly-owned subsidiaries, certain joint venture partnerships, subsidiary partnerships structured as DownREITs, and any variable interest entities that qualify for consolidation. All significant intercompany balances and transactions have been eliminated in consolidation.

The Company accounts for joint venture entities and subsidiary partnerships in accordance with the consolidation guidance. The Company determines first whether to follow the variable interest entity ("VIE") or the voting interest entity ("VOE") model for each joint venture entity. The Company then evaluates whether it should consolidate the venture. Under the VIE model, the Company consolidates an investment when it has control to direct the activities of the venture and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. The Company's maximum exposure for its VIEs is limited to its investments in the respective VIEs and its portion of any loan guarantee. Under the VOE model, the Company consolidates an investment when (i) it controls the investment through ownership of a majority voting interest if the investment is not a limited partnership or (ii) it controls the investment through its ability to remove the other partners in the investment, at its discretion, when the investment is a limited partnership.

The Company generally uses the equity method of accounting or net asset value ("NAV") for its unconsolidated investments, including when the Company holds a noncontrolling limited partner interest in a joint venture. Any investment in excess of the Company's cost basis at acquisition or formation of an equity method venture that owns real estate, will be recorded as a component of the Company's investment in the joint venture and recognized over the life of the underlying fixed assets of the venture as a reduction to its equity in income from the venture. Investments in which the Company has little or no influence are accounted for using the measurement alternative with the carrying amount of the investment adjusted to fair value when there is an observable transaction indicating a change in fair value.

Real Estate

Operating real estate assets are stated at cost and consist of land and improvements, buildings and improvements, furniture, fixtures and equipment, and other costs incurred during their development, redevelopment and acquisition. Significant expenditures that improve or extend the life of an existing asset and that will benefit the Company for periods greater than a year are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Project costs related to the development, construction and redevelopment of real estate projects (including interest and related loan fees, property taxes and other direct costs) are capitalized as a cost of the project. Indirect project costs that relate to several projects are capitalized and allocated to the projects to which they relate. Indirect costs not clearly related to development, construction and redevelopment activity are expensed as incurred. For development, capitalization (i) begins when the Company has determined that development of the future asset is probable, (ii) can be suspended if there is no current development activity underway, but future development is still probable and (iii) ends when the asset, or a portion of an asset, is ready for its intended use, or the Company's intended use changes such that capitalization is no longer appropriate.

For land parcels acquired for development improved with operating real estate, the Company generally manages the improvements until all tenant obligations have been satisfied or eliminated through negotiation, and construction of new apartment communities is ready to begin. Revenue from incidental operations received from the current improvements on land parcels in excess of any incremental costs are recorded as a reduction of total capitalized costs of the respective Development Right and not as part of net income. Incidental operating costs in excess of incidental operating income are expensed in the period incurred.

For redevelopment efforts, the Company capitalizes costs either (i) in advance of taking homes out of service when significant renovation of the common area has begun until the redevelopment is completed, or (ii) when an apartment home is taken out of service for redevelopment until the redevelopment is completed and the apartment home is available for a new resident. Rental income and operating costs incurred during the initial lease-up or post-redevelopment lease-up period are recognized in earnings.

The Company accounts for real estate acquisitions as either an asset acquisition or a business combination. Under either model, the Company identifies and determines the fair value of any assets acquired, liabilities assumed and any noncontrolling interest in the acquiree. The Company generally views acquisitions of operating communities as asset acquisitions, which results in the capitalization of acquisition costs and the allocation of purchase price to the assets acquired and liabilities assumed, based on the relative fair value of the respective assets and liabilities.

Typical assets acquired and liabilities assumed include land, building, furniture, fixtures and equipment, debt and identified intangible assets and liabilities, consisting of the value of in-place leases and leases priced above or below market. The Company utilizes various sources to determine fair value, including its own analysis of recently acquired and existing comparable properties in its portfolio and other market data. The purchase price allocation to tangible assets is reflected in real estate assets and depreciated over their estimated useful lives. Any purchase price allocation to intangible assets, other than in-place lease intangibles, is included in prepaid expenses and other assets on the accompanying Consolidated Balance Sheets and amortized over the term of the acquired intangible asset. The Company values land based on a market approach, looking to recent sales of similar properties, adjusting for differences due to location, the state of entitlement as well as the shape and size of the parcel. Improvements to land are valued using a replacement cost approach and consider the structures and amenities included for the communities and is reduced by estimated depreciation. The value for furniture, fixtures and equipment is also determined based on a replacement cost approach, considering costs for both items in the apartment homes as well as common areas and is adjusted for estimated depreciation. The fair value of buildings is estimated using the replacement cost approach, assuming the buildings were vacant at acquisition. The replacement cost approach considers the composition of structures acquired, adjusted for depreciation which considers industry standard information and estimated useful life of the acquired property. The in-place lease intangible considers the estimated cost of leasing the apartment homes as if the acquired building(s) were vacant and is determined using an average total lease-up time, the number of apartment homes and market rent considering actual leasing and industry rental rate data generated during the lease-up time. The above or below market lease intangibles represent the value of the current leases relative to market-rate leases and is based on market comparables. Given the heterogeneous nature of multifamily real estate, the fair values for the land, debt, real estate assets and in-place leases incorporate significant unobservable inputs and therefore are considered to be Level 3 prices within the fair value hierarchy. Consideration for acquisitions is typically in the form of cash unless otherwise disclosed.

Depreciation is generally calculated on a straight-line basis over the estimated useful lives of the assets, which for buildings and related improvements range from seven years to 30 years and for furniture, fixtures and equipment range from three years to seven years.

Noncontrolling Interests

The Company classifies the carrying value of the DownREIT Units as noncontrolling interests, as the units may be redeemed by unitholders on or after April 30, 2026 for cash or common stock at the Company's election. Net income is allocated to the DownREIT Units pro-rata based on the weighted average proportion of DownREIT Units to the weighted average combined total of outstanding common stock, participating securities, and DownREIT Units for the period.

Income Taxes

The Company elected to be treated as a REIT for federal income tax purposes for its tax year ended December 31, 1994 and has not revoked such election. A REIT is a corporate entity which holds real estate interests and can deduct from its federally taxable income qualifying dividends it pays if it meets a number of organizational and operational requirements, including a requirement that it distribute at least 90% of its adjusted taxable income to stockholders. Therefore, as a REIT, the Company generally will not be subject to corporate level federal income tax on its taxable income if it annually distributes 100% of its taxable income to its stockholders.

The states in which the Company operates have similar tax provisions which recognize the Company as a REIT for state income tax purposes. Management believes that all such conditions for the exemption from income taxes on ordinary income have been or will be met for the periods presented. Accordingly, no provision for federal and state income taxes has been made. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal corporate income taxes at regular corporate rates and may not be able to qualify as a corporate REIT for four subsequent taxable years. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property, and to federal income and excise taxes on its undistributed taxable income and in certain other instances.

Taxable income from activities performed through taxable REIT subsidiaries ("TRS") is subject to federal, state and local income taxes. The Company recognized income tax benefit of $1,135,000 in 2025 and income tax expense of $445,000 and $10,153,000 in 2024 and 2023, respectively, with amounts in 2023 primarily due to dispositions of residential condominiums at The Park Loggia. In addition, the Company may sell tax credits related to solar installation projects at its communities, recognizing the sales proceeds as income tax benefit in the period of sale. As of December 31, 2025 and 2024, the Company did not have any unrecognized tax positions. The Company does not believe that there will be any material changes in its unrecognized tax positions over the next 12 months. The Company is subject to examination by the respective taxing authorities for the tax years 2022 through 2024.

The following summarizes the tax components of the Company's common dividends declared for the years ended December 31, 2025, 2024 and 2023 (unaudited):

	2025	2024	2023
Ordinary income	74%	90%	83%
20% capital gain	9%	4%	11%
Unrecaptured §1250 gain	17%	6%	6%
Total	100%	100%	100%

Deferred Financing Costs

Deferred financing costs include expenditures necessary to obtain debt financing and are amortized on a straight-line basis, which approximates the effective interest method, over the shorter of the loan term or the related credit enhancement facility, if applicable. Unamortized financing costs are charged to earnings when debt is retired before the maturity date. Deferred financing costs, except for costs associated with line-of-credit arrangements, are presented as a direct deduction from the related debt liability. Unamortized deferred financing costs for the Company's Credit Facility and commercial paper were $18,629,000 and $13,059,000 as of December 31, 2025 and 2024, respectively, and were included in prepaid expenses and other assets on the accompanying Consolidated Balance Sheets.

Cash, Cash Equivalents and Restricted Cash

Cash and cash equivalents includes all cash and liquid investments with an original maturity of three months or less from the date acquired. Restricted cash includes principal reserve funds that are restricted for the repayment of specified secured financing, amounts the Company has designated for planned 1031 exchange activity and resident security deposits. The majority of the Company's cash, cash equivalents and restricted cash are held at major commercial banks.

Comprehensive Income

Comprehensive income, as reflected on the Consolidated Statements of Comprehensive Income, is defined as all changes in equity during each period except for those resulting from investments by or distributions to shareholders. Accumulated other comprehensive income (loss), as reflected on the Consolidated Statements of Equity, reflects the cumulative changes in the fair value of derivatives in qualifying cash flow hedge relationships and the related reclassifications to earnings.

Earnings per Common Share

Basic earnings per common share is computed by dividing net income attributable to common stockholders by the weighted average number of shares outstanding during the period. All outstanding unvested restricted share awards contain rights to non-forfeitable dividends and participate in undistributed earnings with common stockholders and, accordingly, are considered participating securities that are included in the two-class method of computing basic earnings per common share. Both the unvested restricted shares and other potentially dilutive common shares, and the related impact to earnings, are considered when calculating earnings per common share on a diluted basis. Diluted earnings per common share was computed using the treasury stock method for performance awards, options, participating securities and forward contracts, and using the if-converted method for DownREIT Units. The Company's earnings per common share are determined as follows (dollars in thousands, except per share data):

	For the year ended December 31,
	2025	2024	2023
Basic and diluted shares outstanding
Weighted average common shares—basic	141,739,349	142,000,934	141,307,186
Effect of dilutive securities	1,087,033	457,670	336,602
Weighted average common shares—diluted	142,826,382	142,458,604	141,643,788

Calculation of Earnings per Common Share—basic
Net income attributable to common stockholders	$ 1,051,301	$ 1,081,994	$ 928,825
Net income allocated to unvested restricted shares	(1,974)	(2,069)	(1,663)
Net income attributable to common stockholders—basic	$ 1,049,327	$ 1,079,925	$ 927,162

Weighted average common shares—basic	141,739,349	142,000,934	141,307,186

Earnings per common share—basic	$ 7.40	$ 7.61	$ 6.56

Calculation of Earnings per Common Share—diluted
Net income attributable to common stockholders	$ 1,051,301	$ 1,081,994	$ 928,825
Net income attributable to DownREIT unitholders in consolidated partnerships	5,298	—	25
Net income—diluted	$ 1,056,599	$ 1,081,994	$ 928,850

Weighted average common shares—diluted	142,826,382	142,458,604	141,643,788

Earnings per common share—diluted	$ 7.40	$ 7.60	$ 6.56

Certain options to purchase shares of common stock in the amounts of 31,917, forward contracts to sell shares of common stock in the amounts of 3,680,000, and unvested performance awards in the amounts of 42,686 as of December 31, 2025 were not included in the computation of diluted earnings per common share because they were anti-dilutive for the period. Certain options to purchase shares of common stock in the amounts of 9,793 and 303,784 were outstanding as of December 31, 2024 and 2023, respectively, were not included in the computation of diluted earnings per common share because they were anti-dilutive for the period.

Expensed Transaction, Development and Other Pursuit Costs

The Company capitalizes costs associated with its development activities to the basis of land held when future development is probable, or if the Company has either not yet acquired the land or if the project is subject to a leasehold interest, the costs are capitalized as deferred development costs ("Development Rights"). Future development of these Development Rights is dependent upon various factors, including zoning and regulatory approval, rental market conditions, construction costs and the availability of capital. Costs incurred for pursuits for which future development is not yet considered probable are expensed as incurred. In addition, if the Company determines a Development Right is no longer probable, the Company recognizes any necessary expense to write down its basis in the Development Right. The Company expensed costs related to development pursuits not yet considered probable for development and the abandonment of Development Rights, as well as costs incurred in pursuing the acquisition or disposition of assets for which such acquisition and disposition activity did not occur, in the amounts of $10,846,000, $18,341,000 and $33,479,000 during the years ended December 31, 2025, 2024 and 2023, respectively. These costs are included in expensed transaction, development and other pursuit costs, net of recoveries on the accompanying Consolidated Statements of Comprehensive Income. The amounts for the year ended December 31, 2025 and 2024 include a write-off of $3,668,000 and $8,947,000, respectively, for one development opportunity in each year that the Company determined is no longer probable. The amount for 2023 includes write-offs of $27,455,000 related to seven Development Rights that the Company determined were no longer probable. These costs can vary greatly, and the costs incurred in any given period may be significantly different in future periods.

Casualty and Impairment of Long-Lived Assets

The Company evaluates its real estate and other long-lived assets for impairment when potential indicators of impairment exist. Such assets are stated at cost, less accumulated depreciation and amortization, unless the carrying amount of the asset is not recoverable. If events or circumstances indicate that the carrying amount of an asset may not be recoverable, the Company assesses its recoverability by comparing the carrying amount of the asset to its estimated undiscounted future cash flows. If the carrying amount exceeds the aggregate undiscounted future cash flows, the Company recognizes an impairment loss to the extent the carrying amount exceeds the estimated fair value of the asset. Based on periodic tests of recoverability of long-lived assets, for the years ended December 31, 2025, 2024 and 2023, the Company did not recognize any material impairment losses. During the years ended December 31, 2025, 2024 and 2023 the Company recognized expense of $1,276,000, $2,935,000 and $9,118,000, respectively, for the property and casualty damage to certain of the Company's communities, reported as casualty and impairment loss on the accompanying Consolidated Statements of Comprehensive Income. The charge for the year ended December 31, 2025 related primarily to damage from a water pipe break at a community in Massachusetts. The charges for the year ended December 31, 2024 related to flooding and water damage at communities in California from extensive rainfall and a fire at a community in New Jersey. The charges for the year ended December 31, 2023 related to damage to certain communities in the Northeast and California regions from severe weather.

The Company assesses its portfolio of land held for both development and investment for impairment if the intent of the Company changes with respect to either the development of, or the expected holding period for, the land. For the years ended December 31, 2025, 2024 and 2023, the Company did not recognize any impairment charges on its investment in land.

The Company evaluates its unconsolidated investments for other than temporary impairment, considering both whether the carrying value of the investment exceeds the fair value, and the Company’s intent and ability to hold the investment to recover its carrying value. The Company also evaluates its proportionate share of any impairment of assets held by unconsolidated investments. The Company did not recognize any other than temporary impairment losses during the years ended December 31, 2025, 2024 or 2023.

Assets Held for Sale and Discontinued Operations

The Company presents the assets and liabilities of any communities which have been sold, or otherwise qualify as held for sale, separately in the accompanying Consolidated Balance Sheets. In addition, the results of operations for those assets that meet the definition of discontinued operations are presented as such in the accompanying Consolidated Statements of Comprehensive Income. Real estate assets held for sale are measured at the lower of the carrying amount or the fair value less the cost to sell. Upon the classification of an asset as held for sale, no further depreciation is recorded. Disposals representing a strategic shift in operations (e.g., a disposal of a major geographic area, a major line of business or a major equity method investment) are presented as discontinued operations, and for those assets qualifying for classification as discontinued operations, the specific components of net income presented as discontinued operations include net operating income, depreciation expense and interest expense, net. For periods prior to the asset qualifying for discontinued operations, the Company reclassifies the results of operations to discontinued operations. In addition, the net gain or loss (including any impairment loss) on the eventual disposal of assets held for sale will be presented as discontinued operations when recognized. A change in presentation for held for sale or discontinued operations has no impact on the Company's financial condition or results of operations. The Company combines the operating, investing and financing portions of cash flows attributable to discontinued operations with the respective cash flows from continuing operations on the accompanying Consolidated Statements of Cash Flows. The Company had three real estate asset that qualified as held for sale at December 31, 2025.

Derivative Instruments and Hedging Activities

The Company enters into interest rate swap and interest rate cap agreements (collectively, "Hedging Derivatives") for interest rate risk management purposes and in conjunction with certain variable rate secured debt to satisfy lender requirements. The Company does not enter into Hedging Derivatives for trading or other speculative purposes. The Company assesses the effectiveness of qualifying hedges, both at inception and on an ongoing basis. The fair values of Hedging Derivatives that are in an asset position are recorded in prepaid expenses and other assets and the fair values of Hedging Derivatives that are in a liability position are included in accrued expenses and other liabilities on the accompanying Consolidated Balance Sheets. Fair value changes for derivatives that are not in qualifying hedge relationships are reported as a component of interest expense, net on the accompanying Consolidated Statements of Comprehensive Income. For the Hedging Derivatives that qualify as effective cash flow hedges, the Company records the cumulative changes in the Hedging Derivatives' fair value in accumulated other comprehensive income on the accompanying Consolidated Statements of Comprehensive Income. Amounts recorded in accumulated other comprehensive income will be reclassified into earnings in the periods in which earnings are affected by the hedged cash flow. The effective portion of the change in fair value of the Hedging Derivatives that qualify as effective fair value hedges is reported as an adjustment to the carrying amount of the corresponding hedged item. Receipts or payments associated with the gains and losses on the Company’s cash flow hedges of future fixed rate debt issuances are presented as a component of cash flows from financing activities in the period the hedges are terminated and the receipt or payments for the Company’s cash flow hedges of interest on variable rate debt are presented as a component of cash flows from operating activities. Payments for derivatives that are not designated in hedging relationships are presented as a component of cash flows from operating activities. See Note 11, "Fair Value," for further discussion of derivative financial instruments.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Reclassifications

Certain reclassifications have been made to amounts in prior years' financial statements and notes to the financial statements to conform to current year presentations as a result of changes in held for sale classification, disposition activity and segment classification.

Leases

The Company is party to leases as both a lessor and a lessee, primarily as follows:

•
lessor of residential and commercial space within its apartment communities; and
•
lessee under (i) ground leases for land underlying current operating or development communities and certain commercial and parking facilities and (ii) office leases for its corporate headquarters and regional offices.

Lessee Considerations

The Company assesses whether a contract is or contains a lease based on whether the contract conveys the right to control the use of an identified asset, including specified portions of larger assets, for a period of time in exchange for consideration.

The Company’s leases include both fixed and variable lease payments that are based on an index or rate such as the consumer price index (CPI) or percentage rents based on total sales. Variable lease payments are generally not included in the lease liability, but recognized as variable lease expense in the period in which they are incurred.

For leases that have options to extend the term or terminate the lease early, the Company only factored the impact of such options into the lease term if the option was considered reasonably certain to be exercised. The Company determines the discount rate associated with its ground and office leases on a lease-by-lease basis using the Company’s actual borrowing rates as well as indicative market pricing for longer term rates and taking into consideration the remaining term of the lease agreements. For leases that are 12 months or less, the Company elected the practical expedient to not recognize the lease asset and liability.

Lessor Considerations

The Company's residential and commercial leases at its apartment communities are operating leases. For leases that include rent concessions and/or fixed and determinable rent increases, rental income is recognized on a straight-line basis over the noncancellable term of the lease, which, for residential leases, is generally one year. Some of the Company’s commercial leases have renewal options which the Company will only include in the lease term if, at the commencement of the lease, it is reasonably certain that the lessee will exercise this option.

For the Company’s leases, which are comprised of a lease component and common area maintenance as a non-lease component, the Company determined that (i) the leases are operating leases, (ii) the lease component is the predominant component and (iii) all components of its operating leases share the same timing and pattern of transfer.

Revenue and Gain Recognition

The Company recognizes revenue for the transfer of goods and services to customers for consideration that the Company expects to receive. The majority of the Company’s revenue is derived from residential and commercial rental and other lease income, which are accounted for as discussed above, under "Leases". The Company's revenue streams that are not accounted for as residential and commercial rental and other lease income include:

•
Management fees - The Company has investment interests in real estate joint ventures, for which the Company may manage (i) the venture, (ii) the associated operating communities owned by the ventures and/or (iii) the construction, development or redevelopment of those communities. For these activities, the Company receives asset management, property management, development and/or redevelopment fee revenue. The performance obligation is the management of the venture, community or other defined task such as the development or redevelopment of the community. While the individual activities that comprise the performance obligation of the management fees can vary day to day, the nature of the overall performance obligation to provide management service is the same and considered by the Company to be a series of services that have the same pattern of transfer to the customer and the same method to measure progress toward satisfaction of the performance obligation. The Company also provides various third party back-office, financial administrative support services. The Company recognizes revenue for fees as earned.

•
Non-lease related revenue - The Company recognizes revenue for items not considered to be components of a lease as earned including, but not limited to, application fees, renters insurance fees and vendor revenue sharing.

•
Gains or losses on sales of real estate - The Company accounts for the sale of real estate and any related gain recognition in accordance with the accounting guidance applicable to sales of real estate, which establishes standards for recognition of profit on all real estate sales transactions. The Company recognizes the sale, and associated gain or loss from the disposition when the criteria for the sale of an asset have been met, which include when (i) a contract exists and (ii) the buyer obtained control of the nonfinancial asset that was sold.

The following table details the Company’s revenue disaggregated by reportable operating segment, further discussed in Note 8, "Segment Reporting," for the years ended December 31, 2025, 2024 and 2023. The segments are classified based on the individual community's status at December 31, 2025 for the years ended December 31, 2025 and 2024, and at December 31, 2024 for the year ended December 31, 2023. Segment information for total revenue excludes real estate assets that were sold from January 1, 2023 through December 31, 2025, or otherwise qualify as held for sale as of December 31, 2025, as described in Note 6, "Real Estate Disposition Activities." (dollars in thousands):

	Same Store	Other Stabilized	Development/ Redevelopment	Non- allocated (1)	Total
For the period ended December 31, 2025
Management, development and other fees and other ancillary items	$ —	$ —	$ —	$ 7,042	$ 7,042
Non-lease related revenue (2)	8,753	6,494	364	—	15,611
Total non-lease revenue	8,753	6,494	364	7,042	22,653

Lease income (3)	2,730,758	168,121	47,174	—	2,946,053

Total revenue	$ 2,739,511	$ 174,615	$ 47,538	$ 7,042	$ 2,968,706

For the period ended December 31, 2024
Management, development and other fees and other ancillary items	$ —	$ —	$ —	$ 7,081	$ 7,081
Non-lease related revenue (2)	10,479	5,563	148	—	16,190
Total non-lease revenue	10,479	5,563	148	7,081	23,271

Lease income (3)	2,662,792	77,771	9,519	—	2,750,082

Total revenue	$ 2,673,271	$ 83,334	$ 9,667	$ 7,081	$ 2,773,353

For the year ended December 31, 2023
Management, development and other fees and other ancillary items	$ —	$ —	$ —	$ 7,722	$ 7,722
Non-lease related revenue (2)	12,752	4,697	128	—	17,577
Total non-lease revenue	12,752	4,697	128	7,722	25,299

Lease income (3)	2,482,052	73,628	6,042	—	2,561,722

Total revenue	$ 2,494,804	$ 78,325	$ 6,170	$ 7,722	$ 2,587,021

__________________________________

(1)
Represents third-party property management, developer fees and miscellaneous income and other ancillary items which are not allocated to a reportable segment.
(2)
Amounts include revenue streams related to leasing activities that are not considered components of a lease, and revenue streams not related to leasing activities including, but not limited to, application fees, renters insurance fees and vendor revenue sharing.
(3)
Represents residential and commercial rental and other lease income, as discussed above, under "Leases".

Due to the nature and timing of the Company’s identified revenue streams, there were no material amounts of outstanding or unsatisfied performance obligations as of December 31, 2025.

Uncollectible Lease Revenue Reserves

The Company assesses the collectability of its lease revenue and receivables on an ongoing basis by (i) assessing the probability of receiving all lease amounts due on a lease-by-lease basis, (ii) fully reserving for those leases where collection of substantially all of the remaining lease payments is not probable and (iii) subsequently, only recognizing revenue to the extent cash is received.

If the Company determines that collection of the remaining lease payments becomes probable at a future date, the Company will recognize the cumulative revenue that would have been recorded under the original lease agreement.

In addition to the specific reserves recognized, the Company also evaluates its lease receivables for collectability at a portfolio level. The Company recognizes a reserve on a portfolio level when the uncollectible revenue is probable and reasonably estimable. The Company applies this reserve to the Company’s revenue and receivables not addressed as part of the specific reserve.

The Company recorded an aggregate offset to income for uncollectible lease revenue, net of amounts received from government rent relief programs, for its residential and commercial portfolios of $47,240,000, $47,046,000 and $57,906,000 for the years ended December 31, 2025, 2024 and 2023, respectively.

Recently Issued and Adopted Accounting Standards

In December 2023, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2023-09, Improvements to Income Tax Disclosures, which requires (i) a tabular rate reconciliation of the reported income tax expense (benefit) from continuing operations into specific categories, (ii) separate disclosure for any reconciling items within certain categories above a quantitative threshold, (iii) disclosure of income taxes paid disaggregated by federal, state and material jurisdictions and (iv) disclosure of income tax expense from continuing operations disaggregated by federal and state. The Company adopted the guidance as of January 1, 2025, and it did not have a material effect on the Company’s consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses, which requires the disaggregation for certain expenses presented on the face of an entity’s income statement in the entity's disclosures. Additionally, it requires the disclosure of selling expenses and descriptions of amounts not separately disaggregated. The new standard will be effective for annual reporting periods beginning January 1, 2027, and interim reporting periods beginning January 1, 2028. The Company is assessing the standard and does not expect it to have a material effect on the Company’s consolidated financial statements.

In September 2025, the FASB issued ASU 2025-06, Targeted Improvements to the Accounting for Internal-Use Software, which updates the accounting for software implementation and development, specifically with respect to cost capitalization. The amendments replace the former model which considered prescriptive and sequential software development stages with an approach that is focused on management authorization and probability that the project will be completed and used for its intended purpose. The new standard will be effective for annual reporting periods beginning January 1, 2027, and interim reporting periods within those annual periods. The Company is assessing the standard and does not expect it to have a material effect on the Company's financial position or results of operations.

2. Interest Capitalized

The Company capitalizes interest during the development and redevelopment of real estate assets. Capitalized interest associated with the Company's development and redevelopment activities totaled $50,115,000, $43,185,000 and $47,133,000 for the years ended December 31, 2025, 2024 and 2023, respectively.

3. Debt

The Company's debt, which consists of unsecured notes, the variable rate term loan (the "Term Loan"), mortgage notes payable, the Credit Facility and Commercial Paper, each as defined below, as of December 31, 2025 and 2024 is summarized below. The following amounts and discussion do not include the mortgage notes related to the communities classified as held for sale, if any, as of December 31, 2025 and 2024, as shown in the accompanying Consolidated Balance Sheets (dollars in thousands) (see Note 6, "Real Estate Disposition Activities"). The weighted average interest rates in the following table for secured and unsecured debt include costs of financing including debt issuance costs as well as credit enhancement and trustees' fees, the impact of interest rate hedges and mark-to-market adjustments.

	December 31, 2025		December 31, 2024
Fixed rate unsecured debt (1)	$ 7,925,000	3.6%	$ 7,400,000	3.4%
Fixed rate mortgage notes payable—conventional and tax-exempt	332,602	3.9%	333,479	3.9%
Variable rate mortgage notes payable—conventional and tax-exempt	390,550	4.0%	400,950	5.2%
Total mortgage notes payable, unsecured debt	8,648,152	3.6%	8,134,429	3.5%
Credit Facility	—	—%	—	—%
Commercial paper	740,000	4.0%	—	—%
Total principal outstanding	9,388,152	3.7%	8,134,429	3.5%
Less deferred financing costs and debt discount (2)	(59,600)		(57,180)
Total	$ 9,328,552		$ 8,077,249

_________________________________

(1)
Includes the $550,000,000 Term Loan that has been swapped to an effective fixed rate of 4.44% using interest rate hedges.
(2)
Excludes deferred financing costs associated with the Credit Facility and commercial paper, which are included in Prepaid expenses and other assets on the accompanying Consolidated Balance Sheets.

The availability on the Company's Credit Facility as of December 31, 2025 and 2024 was as follows (dollars in thousands):

	December 31, 2025	December 31, 2024

Credit Facility commitment	$ 2,500,000	$ 2,250,000
Credit Facility outstanding	—	—
Commercial paper outstanding	(740,000)	—
Letters of credit outstanding (1)	(864)	(1,714)
Total Credit Facility available	$ 1,759,136	$ 2,248,286

_____________________________________

(1)
In addition, the Company had $52,584 and $45,910 outstanding in additional letters of credit unrelated to the Credit Facility as of December 31, 2025 and 2024, respectively.

The following debt activity occurred during the year ended December 31, 2025:

•
In April 2025, the Company entered into the Seventh Amended and Restated Revolving Loan Agreement with a syndicate of banks, amending the prior credit facility, dated September 27, 2022. The amended and restated Credit Facility (i) increased the borrowing capacity under the Credit Facility from $2,250,000,000 to $2,500,000,000, and (ii) extended the term from September 2026 to April 2030. The interest rate that would be applicable to borrowings under the Credit Facility was 4.58% at December 31, 2025 and was composed of (i) the Secured Overnight Financing Rate ("SOFR"), applicable to the period of borrowing for a particular draw of funds from the Credit Facility (e.g., one month to maturity, three months to maturity, etc.), plus (ii) the current borrowing spread to SOFR of 0.705% per annum, assuming a daily SOFR borrowing rate. The borrowing spread to SOFR can vary from SOFR plus 0.65% to SOFR plus 1.40% based upon the rating of the Company's unsecured senior notes. There is also an annual facility commitment fee of 0.12% of the borrowing capacity under the Credit Facility, which can vary from 0.10% to 0.30% based upon the rating of the Company's unsecured senior notes. The Credit Facility contains a sustainability-linked pricing component which provides for interest rate margin and commitment fee reductions or increases related to certain environmental sustainability targets, specifically greenhouse gas emission reductions, with the adjustment determined annually. An annual determination under the sustainability-linked pricing component occurred in July 2025, maintaining reductions of approximately 0.02% to the interest rate margin and 0.005% to the commitment fee due to the Company's achievement of sustainability targets. On August 1, 2025, the Company amended the Credit Facility to extend the applicability of its sustainability-linked pricing component. All other terms of the Credit Facility, including its maturity date of April 2030, remain unchanged.

•
In April 2025, the Company entered into a $450,000,000 Term Loan which matures in April 2029. On August 1, 2025, the Company amended the Term Loan to (i) exercise its full accordion option to increase the amount of its Term Loan by $100,000,000 to $550,000,000 and (ii) extend the applicability of its sustainability-linked pricing component. During the year ended December 31, 2025, the Company drew down the $550,000,000 available under the Term Loan and entered into $550,000,000 notional amount of interest rate swaps to hedge the impact of variability in interest rates on the Term Loan. The swaps are coterminous with the Term Loan, maturing in April 2029. The Term Loan bears interest at varying levels based on (i) the SOFR applicable to the period of borrowing for a particular draw of funds from the facility, which rate is recalculated at the end of each such period if the Term Loan remains outstanding, (ii) a stated spread over SOFR that can vary from SOFR plus 0.70% to SOFR plus 1.60% per annum based upon the rating of the Company’s unsecured and unsubordinated long-term indebtedness and (iii) a sustainability spread adjustment that can range from (0.02)% to 0.02%. The current borrowing spread to SOFR under the Term Loan is 0.78% per annum, inclusive of a sustainability spread adjustment of (0.02)%. Including the impact of these swaps and transaction costs, assuming the Term Loan will be fully drawn until maturity and the Company's current borrowing spread to SOFR, the effective interest rate on borrowings under the Term Loan is fixed at 4.44%.

•
In April 2025, the Company increased the capacity of the Commercial Paper Program from $500,000,000 to $1,000,000,000. Under the terms of the Commercial Paper Program, the Company may issue unsecured commercial paper notes with maturities of less than one year. The program is backstopped by the Company's commitment to maintain available borrowing capacity under its unsecured credit facility in an amount equal to actual borrowings under the program.

•
In June 2025, the Company repaid $525,000,000 of its 3.45% coupon unsecured notes at par upon maturity.

•
In July 2025, the Company issued $400,000,000 principal amount of unsecured notes in a public offering under its existing shelf registration statement for proceeds net of underwriting fees and discounts of approximately $394,888,000, before considering the impact of other offering costs. The notes mature in August 2035 and were issued at a 5.00% coupon. The effective interest rate on the notes is 5.05%, considering the net proceeds and including the impact of offering costs and hedging activity.

•
In November 2025, the Company repaid $300,000,000 of its 3.50% coupon unsecured notes at par upon maturity.

•
In December 2025, the Company issued $400,000,000 principal amount of unsecured notes in a public offering under its existing shelf registration statement for proceeds net of underwriting fees and discounts of approximately $397,424,000, before considering the impact of other offering costs. The notes mature in December 2030 and were issued at a 4.35% coupon. The effective interest rate on the notes is 4.52%, considering the net proceeds and including the impact of offering costs and hedging activity.

In the aggregate, secured notes payable mature at various dates from March 2027 through July 2066, and are secured by certain apartment communities (with a net carrying value of $1,208,731,000, excluding communities classified as held for sale, as of December 31, 2025).

Scheduled payments and maturities of secured notes payable and unsecured debt outstanding at December 31, 2025 were as follows (dollars in thousands):

Year	Secured notes principal payments and maturities	Unsecured debt maturities	Stated interest rate of unsecured debt
2026	$ 11,811	$ 475,000	2.95%
		300,000	2.90%
2027	248,859	400,000	3.35%
2028	13,902	450,000	3.20%
		400,000	1.90%
2029	126,262	450,000	3.30%
		550,000	SOFR + 0.78%
2030	3,300	700,000	2.30%
		400,000	4.35%
2031	3,500	600,000	2.45%
2032	4,000	700,000	2.05%
2033	5,000	350,000	5.00%
		400,000	5.30%
2034	10,900	400,000	5.35%
2035	13,400	400,000	5.00%
Thereafter	282,218	350,000	3.90%
		300,000	4.15%
		300,000	4.35%
	$ 723,152	$ 7,925,000

The Company's unsecured notes are redeemable at the Company's option, in whole or in part, generally at a redemption price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present value of the remaining scheduled payments of principal and interest discounted at a rate equal to the yield on U.S. Treasury securities with a comparable maturity plus a spread between 10 and 30 basis points depending on the specific series of unsecured notes, plus accrued and unpaid interest to the redemption date.

The Company is subject to financial covenants contained in the Credit Facility, the Term Loan and the indentures under which the unsecured notes were issued. The principal financial covenants include the following:

•
limitations on the amount of total and secured debt in relation to the Company's overall capital structure;
•
limitations on the amount of the Company's unsecured debt relative to the undepreciated basis of real estate assets that are not encumbered by property-specific financing; and
•
minimum levels of debt service coverage.

The Company was in compliance with these covenants at December 31, 2025.

4. Equity

As of December 31, 2025 and 2024, the Company's charter had authorized for issuance a total of 280,000,000 shares of common stock and 50,000,000 shares of preferred stock.

During the year ended December 31, 2025, the Company:

i.
issued 8,759 shares of common stock in connection with stock options exercised;
ii.
issued 3,761 shares of common stock through the Company's dividend reinvestment plan;
iii.
issued 183,260 shares of common stock in connection with restricted stock grants and the conversion of performance awards to shares of common stock;
iv.
issued 20,094 shares of common stock through the Employee Stock Purchase Plan;
v.
issued 367,113 shares of common stock through the settlement of the equity forward contracts under the CEP;
vi.
withheld 74,517 shares of common stock to satisfy employees' tax withholding and other liabilities;
vii.
canceled 3,116 shares of restricted common stock upon forfeiture; and
viii.
repurchased 2,678,719 shares of common stock through the 2020 Stock Repurchase Program and 2025 Stock Repurchase Program, discussed below.

Deferred compensation granted under the Company's Second Amended and Restated 2009 Equity Incentive Plan (the "Plan") does not impact the Company's Consolidated Financial Statements until recognized as compensation cost.

The Company has a CEP under which the Company may sell (and/or enter into forward sale agreements for the sale of) up to $1,000,000,000 of its common stock from time to time. Actual sales will depend on a variety of factors to be determined by the Company, including market conditions, the trading price of the Company's common stock and the Company's determinations of the appropriate funding sources. The Company expects that, if entered into, it will physically settle each forward sale agreement on one or more dates specified by the Company on or prior to the maturity date of that particular forward sale agreement, in which case the Company will receive aggregate net cash proceeds at settlement equal to the number of shares underlying the particular forward agreement multiplied by the forward sale price. However, the Company may also elect to cash settle or net share settle a forward sale agreement. In connection with each forward sale agreement, the Company will pay the forward seller, in the form of a reduced initial forward sale price, a commission of up to 1.5% of the sales prices of all borrowed shares of common stock sold. During the year ended December 31, 2025, the Company settled the outstanding forward contracts that were entered into under the CEP during the year ended December 31, 2024, selling 367,113 shares of common stock for proceeds, net of fees, of $81,333,000, based on the gross weighted average price of $223.27 per share. During the year ended December 31, 2025, the Company did not have any new forward sale agreements under the CEP. As of December 31, 2025, the Company had $623,997,000 remaining authorized for issuance under the program.

In addition to the CEP, during the year ended December 31, 2024, the Company entered into the September 2024 Equity Offering pursuant to which we entered into forward contracts to sell 3,680,000 shares of common stock at a discount to the closing price of $226.52 per share for approximate net proceeds of $808,606,000 based on the initial forward price. The final proceeds will be determined on the date(s) of settlement and are subject to certain customary adjustments for dividends and a daily interest factor. During the year ended December 31, 2025, the Company amended each of the forward contracts related to the September 2024 Equity Offering to extend the settlement of the forward contracts to a date no later than December 31, 2026.

In October 2025, the Company terminated the 2020 Stock Repurchase Program, which had $162,407,000 remaining authorized for purchase, and adopted a new 2025 Stock Repurchase Program under which the Company may acquire shares of its common stock in open market or negotiated transactions up to an aggregate purchase price of $500,000,000. During the year ended December 31, 2025, the Company repurchased 2,678,719 shares of common stock at an average price of $182.20 per share, including fees, for a total of $488,115,000 under the 2020 Stock Repurchase Program and 2025 Stock Repurchase Program. During the year ended December 31, 2024, the Company had no repurchases under the 2020 Stock Repurchase Program. During the year ended December 31, 2023, the Company repurchased 11,800 shares of common stock at an average price of $161.96 under the 2020 Stock Repurchase program. As of December 31, 2025, the Company had $163,769,000 remaining authorized for purchase under the 2025 Stock Repurchase Program.

5. Investments

Investments in Consolidated Real Estate Entities

Details regarding communities acquired in 2025, 2024 and 2023, are summarized in the following table (dollars in thousands):

Community name	Location	Number of communities	Apartment Homes	Purchase price	Commercial square feet
Avalon Hill Country	Austin, TX	1	554	$ 136,000	—
Avalon Wolf Ranch	Georgetown, TX	1	303	51,000	—
eaves Twin Creeks (1)	Allen, TX	1	216	44,784	—
Avalon Benbrook (1)	Benbrook, TX	1	301	60,194	—
Avalon Castle Hills (1)	Lewisville, TX	1	276	65,491	—
Avalon Frisco (1)	Frisco, TX	1	330	80,419	—
Avalon Frisco North (1)	Frisco, TX	1	349	88,606	—
eaves North Dallas (1)	Dallas, TX	1	372	76,085	—
Avalon at Palisades	Charlotte, NC	1	274	72,300	—
Avalon Coconut Creek	Coconut Creek, FL	1	270	99,000	—
eaves Redmond Campus II	Redmond, WA	1	40	15,650	—
Avalon Townhome Collection Brier Creek	Durham, NC	1	93	36,500	—
Total 2025 acquisitions		12	3,378	$ 826,029	—

Total 2024 acquisitions		6	1,441	$ 460,100	1,700

Total 2023 acquisitions		3	1,131	$ 277,200	—

(1) Included in the transaction to acquire six apartment communities in the Dallas-Fort Worth metropolitan area during the year ended December 31, 2025.

During the year ended December 31, 2025, the Company acquired the six apartment communities in the Dallas-Fort Worth metropolitan area included in the list above, containing 1,844 apartment homes for $415,579,000. The consideration was comprised of a cash payment of $193,000,000 and the final shares issued, adjusted for rounding, of 1,059,995 DownREIT Units, which were valued based on the closing price of the Company's common stock on the acquisition date. The DownREIT Units are entitled to receive distributions at the same rate as dividends on a share of the Company’s common stock (pro rated for the time outstanding during the first quarter of issuance). Beginning on April 30, 2026, holders of DownREIT Units may present some or all of their units for redemption, being entitled to receive a cash amount per unit that is related to the then fair market value of the Company’s common stock, except that in lieu of such cash redemption the Company may elect to redeem units in exchange for an equal number of shares of the Company’s common stock.

In addition, during the year ended December 31, 2025, the Company acquired its joint venture partner's 50% interest in Avalon Alderwood Place, a 328 home community in Lynnwood, WA for a purchase price of $71,250,000. With the buyout of the joint venture partner's interest, Avalon Alderwood Place is now a wholly owned community and consolidated for financial reporting purposes.

Structured Investment Program

The Company operates a Structured Investment Program (the "SIP"), an investment platform through which the Company provides mezzanine loans or preferred equity to third-party multifamily developers. During the year ended December 31, 2025, the Company entered into two additional commitments, agreeing to provide an investment of up to $48,000,000 in multifamily development projects in California and Southeast Florida. As of December 31, 2025, the Company had nine commitments to fund up to $239,585,000 in the aggregate. The Company's investment commitments have a weighted average rate of return of 11.7% and a weighted average initial maturity date of May 2027. As of December 31, 2025 and 2024, the Company had funded $210,628,000 and $186,549,000 of its commitments, respectively. The Company recognized interest income of $27,172,000, $16,022,000 and $6,189,000 for the years ended December 31, 2025, 2024 and 2023, respectively, from the SIP. Interest income and any change in the expected credit loss are included as a component of Structured Investment Program interest income on the accompanying Consolidated Statements of Comprehensive Income.

The Company evaluates each SIP commitment to determine the classification as a loan or an investment in a real estate development project. As of December 31, 2025, all of the SIP commitments are classified as loans. The Company includes amounts outstanding under the SIP as a component of prepaid expenses and other assets on the accompanying Consolidated Balance Sheets. The Company evaluates the credit risk for each commitment on an ongoing basis, estimating the reserve for credit losses using relevant available information from internal and external sources. Market-based historical credit loss data provides the basis for the estimation of expected credit losses, with adjustments, if necessary, for differences in current commitment-specific risk characteristics, such as the amount of equity capital provided by a borrower, amount of senior debt secured by the project, nature of the real estate being developed or other factors.

Unconsolidated Investments

The Company accounts for its investments in unconsolidated entities under the equity method of accounting, NAV, or under the measurement alternative, as discussed in Note 1, "Organization, Basis of Presentation and Significant Accounting Policies," under Principles of Consolidation. As of December 31, 2025, the Company had investments in four unconsolidated entities with real estate holdings, with ownership interests ranging from 20.0% to 28.6%, coupled with other unconsolidated investments including investments in third-party property technology and sustainability focused companies through investment management funds. The significant accounting policies of the unconsolidated investments are consistent with those of the Company in all material respects. Certain of these investments are subject to various buy‑sell provisions or other rights which are customary in real estate joint venture agreements. The Company and its partners in these entities may initiate these provisions to either sell the Company's interest or acquire the interest from the Company's partner. The Company is responsible for the day-to-day operations of the unconsolidated communities below and is the management agent subject to the terms of management agreements for all communities except for Brandywine Apartments of Maryland, LLC, which is managed by a third party.

The following presents the Company's unconsolidated investments for the years ended December 31, 2025, 2024 and 2023, including significant activities during those years:

Legacy JV—As part of the Archstone Acquisition the Company entered into a limited liability company agreement with Equity Residential, through which it assumed obligations of Archstone in the form of preferred interests, some of which were governed by tax protection arrangements (the "Legacy JV"). The Company has a 40.0% interest in the Legacy JV. During the years ended December 31, 2025, the Legacy JV redeemed the remaining outstanding preferred interest, with the Company contributing its proportionate share of $13,864,000 to the Legacy JV. During the years ended December 31, 2024 and 2023, the Legacy JV redeemed certain of the preferred interests and paid accrued dividends, for which the Company contributed $1,320,000 and $940,000, respectively. At December 31, 2025, after redemption, the Legacy JV had no remaining outstanding preferred interests.

NYTA MF Investors LLC ("NYC Joint Venture")—During 2018, the Company contributed five wholly-owned communities containing an aggregate of 1,301 apartment homes and 58,000 square feet of commercial space, located in New York City, NY, to a newly formed joint venture with the intent to own and operate the communities. The Company retained a 20.0% equity interest in the venture with the partners sharing in returns in accordance with their ownership interests. NYC Joint Venture has outstanding $394,734,000 fixed rate mortgage loans that are payable by the venture. The Company has not guaranteed the debt of NYC Joint Venture, nor does the Company have any obligation to fund this debt should NYC Joint Venture be unable to do so.

MVP I, LLC—During 2004, the Company entered into a joint venture agreement with an unrelated third-party to develop Avalon at Mission Bay II, an apartment community located in San Francisco, CA, which completed construction during 2006 and contains 313 apartment homes. The Company has a 25.0% equity interest in the venture. During the year ended December 31, 2025, MVP I, LLC repaid its $103,000,000 outstanding fixed rate mortgage loan at par upon maturity. The equity investors contributed capital in proportion to their ownership interests to repay the outstanding loan.

Brandywine Apartments of Maryland, LLC ("Brandywine")—The Company acquired its interest in Brandywine as part of the Archstone Acquisition. Brandywine owns a 305 apartment home community located in Washington, D.C. Brandywine is comprised of five members who hold various interests in the joint venture, with the Company having a 28.6% equity interest in Brandywine. Brandywine had an outstanding $17,651,000 fixed rate mortgage loan that is payable by the venture. The Company has not guaranteed the debt of Brandywine, nor does the Company have any obligation to fund this debt should Brandywine be unable to do so.

Avalon Alderwood MF Member, LLC—During 2019, the Company entered into a joint venture to develop, own, and operate Avalon Alderwood Place, an apartment community located in Lynnwood, WA, which completed construction during 2022 and contains 328 apartment homes. The Company owned a 50% interest in the venture prior to acquiring its joint venture partner's 50% interest during the year ended December 31, 2025 for a purchase price of $71,250,000 accounted for under the cost accumulation method. With the buyout of the joint venture partner's interest, Avalon Alderwood Place is now a wholly owned community and consolidated for financial reporting purposes.

Arts District Joint Venture—During 2020, the Company entered into a joint venture to develop, own, and operate AVA Arts District, an apartment community located in Los Angeles, CA, which completed construction and contains 475 apartment homes and 57,000 square feet of commercial space. As of December 31, 2025, the Company has a 25.0% interest in the venture. In June 2025, the Arts District joint venture secured a variable rate loan of up to $173,000,000. The outstanding borrowing is subject to an interest rate cap, which will limit the interest rate to 8.2%, based on the current borrowing spread. The loan matures in July 2028 and has two one-year extension options, subject to certain conditions. The joint venture used the proceeds to repay its outstanding $158,735,000, variable rate construction loan which was scheduled to mature in August 2025. The Company has provided the lender a partial payment guarantee for 25% of the loan's maximum borrowing capacity, on behalf of the venture. Any amounts payable under the 25% loan guarantee by the Company are obligations of the joint venture partners in proportion to their ownership interest, and in the event the Company is obligated to perform under its loan guarantee, its joint venture partner is obligated to reimburse the Company for 75% of amounts paid. As of December 31, 2025, the loan had an outstanding principal balance of $162,104,000. The venture is an unconsolidated VIE as the Company is not the primary beneficiary due to shared control and decision making with its venture partner. The Company and its venture partner share decision making authority for all significant aspects of the venture's activities including, but not limited to, changes in ownership, changes to the development plan or budget, and major operating decisions including annual business plans.

Property Technology and Environmental Investments—The Company has invested $72,428,000 in various third-party property technology and sustainability focused companies directly and indirectly through investment management funds. The Company’s interest in each individual investment is minor such that the Company does not have influence over operating or financial policies of the investments. In addition, as of December 31, 2025, the Company had $46,287,000 in outstanding equity commitments, with the timing and amount for these commitments to be fulfilled dependent on if, and when, investment opportunities are identified by the respective funds. During the years ended December 31, 2025, 2024 and 2023, the Company recognized realized and unrealized gains of $39,247,000, $33,137,000 and $4,161,000, respectively, related to these investments, which was reported as a component of income from unconsolidated investments on the accompanying Consolidated Statements of Comprehensive Income.

6. Real Estate Disposition Activities

Details regarding the real estate sales, which resulted in a net gain in accordance with GAAP of $335,713,000, excluding residential condominiums at The Park Loggia and post disposition gain (loss) true ups, are summarized in the following table (dollars in thousands):

Community name	Location	Period of sale	Apartment Homes	Gross sales price	Gain (Loss) on disposition (1)	Commercial square feet
Avalon Wilton on River Road	Wilton, CT	Q1 2025	102	$ 65,100	$ 56,476	—
Avalon Wesmont Station I & II	Wood-Ridge, NJ	Q2 2025	406	161,500	99,636	18,000
Avalon at Gallery Place	Washington D.C.	Q3 2025	203	87,100	63,026	9,000
Avalon First and M	Washington D.C.	Q3 2025	469	181,750	41,499	4,000
AVA NoMa	Washington D.C.	Q3 2025	438	142,480	31,051	7,000
Avalon Brooklyn Bay	Brooklyn, NY	Q3 2025	180	74,500	(1,668)	—
Archstone Redmond Lakeview	Redmond, WA	Q3 2025	166	63,250	34,454	—
AVA H Street	Washington D.C.	Q3 2025	138	36,000	12,175	—
Other real estate	Multiple	2025	N/A	—	4,241	—
Total of 2025 asset sales			2,102	$ 811,680	$ 340,890	38,000

Total of 2024 asset sales			1,532	$ 726,200	$ 363,208	24,000

Total of 2023 asset sales			987	$ 446,000	$ 287,587	27,000

(1) Gain (Loss) on disposition was reported in gain on sale of communities, net on the accompanying Consolidated Statements of Comprehensive Income.

As of December 31, 2025, the Company had three real estate assets that qualified as held for sale.

7. Commitments and Contingencies

Employment Agreements and Arrangements

The standard restricted stock, option and performance award agreements used by the Company in its compensation program provide that upon an employee's termination without cause or the employee's Retirement (as defined in the agreement), (i) all outstanding stock options and restricted shares of stock held by the employee will vest, and the employee will have up to 12 months or until the fifth anniversary of the grant date, if later, or until the option expiration date, if earlier, to exercise any options then held and (ii) a pro rata share (based on the portion of the performance period that has been completed) of performance awards that have completed at least one year of their performance period shall vest, with settlement to occur at the end of the performance period in accordance with achievement thereunder. Under the agreements, Retirement generally means a termination of employment and other business relationships, other than for cause, after attainment of age 50, provided certain conditions are met, including that (i) the employee has worked for the Company for at least 10 years, (ii) the employee's age at Retirement plus years of employment with the Company equals at least 70 and (iii) the employee provides at least six months written notice of intent to retire.

If a sale event (as defined in the agreement) of the Company occurs, all outstanding multiyear performance awards will vest at their target value and will settle. The Company also has an Officer Severance Program (the “Program”). Under the Program, in the event an officer who is not otherwise covered by a severance arrangement is terminated (other than for cause), or chooses to terminate his or her employment for good reason (as defined in the agreement), in either case in connection with or within 24 months following a sale event (as defined in the agreement) of the Company, such officer will generally receive a cash lump sum payment equal to a multiple of the officer's covered compensation (base salary plus annual cash bonus). The multiple is one time for vice presidents and senior vice presidents, two times for executive vice presidents and three times for the chief executive officer. The officer's restricted stock, options and performance awards would also vest. Costs related to the Program are deferred and recognized over the requisite service period when considered by management to be probable and estimable.

Legal Contingencies

The Company recognizes a loss associated with contingent legal matters when the loss is probable and estimable.

In 2022 and early 2023, the Company was named as a defendant in cases brought by private litigants alleging antitrust violations by RealPage, Inc. and owners and/or operators of multifamily housing which utilize revenue management systems provided by RealPage, Inc. The Company engaged with the plaintiffs' counsel to explain why it believed that these cases were without merit as they pertained to the Company. Following these discussions, the plaintiffs filed a notice of voluntary dismissal in July 2023, which resulted in the Company being dismissed without prejudice from these cases. Subsequently, on November 1, 2023, the District of Columbia filed a lawsuit in the Superior Court of the District of Columbia against RealPage, Inc. and a number of owners and/or operators of multifamily housing in the District of Columbia, including the Company, alleging that the defendants violated the District of Columbia Antitrust Act by unlawfully agreeing to use RealPage, Inc. revenue management systems and sharing sensitive data (the "D.C. Antitrust Litigation"). The court has denied the Company’s motions to dismiss and for judgment on the pleadings.

On January 15, 2025, the Office of the Attorney General of the State of Maryland filed a lawsuit similar to the D.C. Antitrust Litigation in the Circuit Court for Prince George’s County, Maryland in which RealPage, Inc. and a number of owners and/or operators of multifamily properties in Maryland, including the Company, have been named and alleged to have violated state antitrust law (the “Maryland Antitrust Litigation”). On February 28, 2025, the Company filed a motion to dismiss.

On April 23, 2025, the Attorney General of the State of New Jersey and the New Jersey Division of Consumer Affairs filed a lawsuit similar to the D.C. Antitrust Litigation and the Maryland Antitrust Litigation in the U.S. District Court for the District of New Jersey. The lawsuit alleges that RealPage, Inc. and a number of owners and/or operators of multifamily properties in New Jersey, including the Company, violated federal and state antitrust laws and the state consumer fraud law (the “New Jersey Antitrust Litigation”) by unlawfully agreeing to use RealPage, Inc. revenue management systems and other related actions. On July 29, 2025, the Company filed a motion to dismiss.

While the Company intends to vigorously defend against the D.C. Antitrust Litigation, the Maryland Antitrust Litigation and the New Jersey Antitrust Litigation, the Company is unable to predict the outcome or estimate the amount of loss, if any, that may result from the lawsuits.

The Company is involved in various other claims and/or administrative proceedings that arise in the ordinary course of its business. While no assurances can be given, the Company does not currently believe that any of these other outstanding litigation matters, individually or in the aggregate, will have a material adverse effect on its financial condition or results of operations.

Lease Obligations

The Company owns seven apartment communities, two commercial properties and one development community located on land subject to ground leases expiring between July 2046 and May 2123. The Company has purchase options for all ground leases expiring prior to 2062. The ground leases for six of the seven apartment communities, the two commercial properties and one development community are operating leases, with rental expense recognized on a straight-line basis over the lease term. In addition, the Company is party to 13 leases for its corporate and regional offices with varying terms through 2033, all of which are operating leases. During the year ended December 31, 2025, the Company did not enter into any new ground leases.

During the year ended December 31, 2024, the Company entered into a new ground lease at Avalon Mission Valley, a development community in San Diego, CA, expiring May 2123, resulting in minimum lease payments over the term of the lease of $155,600,000. During the year ended December 31, 2025, the Company reached a construction milestone under the ground lease which activated a completion guaranty, obligating the Company to complete construction of the community and certain off-site infrastructure improvements prior to May 2030.

As of December 31, 2025 and 2024, the Company had total operating lease assets of $119,888,000 and $126,572,000, respectively, and lease obligations of $145,319,000 and $153,333,000, respectively, reported as components of right of use lease assets and lease liabilities, respectively, on the accompanying Consolidated Balance Sheets. The Company incurred costs of $14,827,000, $16,298,000 and $16,342,000 for the years ended December 31, 2025, 2024 and 2023, respectively, related to operating leases.

The Company has one apartment community located on land subject to a ground lease and four leases for portions of parking garages adjacent to apartment communities, that are finance leases. As of December 31, 2025 and 2024, the Company had total finance lease assets of $27,649,000 and $28,082,000, respectively, and total finance lease obligations of $19,881,000 and $19,949,000, respectively, reported as components of right of use lease assets and lease liabilities on the accompanying Consolidated Balance Sheets.

The following table details the weighted average remaining lease term and discount rates for the Company’s ground and office leases:

Weighted-average remaining lease term - finance leases	20 years
Weighted-average remaining lease term - operating leases	52 years
Weighted-average discount rate - finance leases	4.63%
Weighted-average discount rate - operating leases	5.20%

The following table details the future minimum payments of the Company's current leases as of December 31, 2025 (dollars in thousands):

	Operating Leases	Financing Leases
2026	$ 15,653	$ 1,091
2027	15,732	1,095
2028	14,838	1,096
2029	13,887	1,099
2030	12,742	1,101
Thereafter	392,364	33,562
Total	465,216	39,044
Less discount for time value	(319,897)	(19,163)
Lease liability	$ 145,319	$ 19,881

8. Segment Reporting

The Company's reportable operating segments include Same Store, Other Stabilized and Development/Redevelopment. Annually as of January 1, the Company determines which of its communities fall into each of these categories and generally maintains that classification throughout the year for the purpose of reporting segment operations, unless disposition or redevelopment plans regarding a community change.

•
Same Store is composed of consolidated communities where a comparison of operating results from the prior year to the current year is meaningful as these communities were owned and had stabilized occupancy as of the beginning of the respective prior year. For the year ended December 31, 2025, Same Store communities are consolidated for financial reporting purposes, had stabilized occupancy as of January 1, 2024, are not conducting or are not expected to conduct substantial redevelopment activities and are not held for sale as of December 31, 2025. A community is considered to have stabilized occupancy at the earlier of (i) attainment of 90% physical occupancy or (ii) the one year anniversary of completion of development or redevelopment.

•
Other Stabilized is composed of completed consolidated communities that the Company owns and that are not Same Store but that had stabilized occupancy, as defined above, as of January 1, 2025, or which were acquired during the years ended December 31, 2025 or 2024. Other Stabilized excludes communities that are conducting or are probable to conduct substantial redevelopment activities within the fiscal year.

•
Development/Redevelopment is composed of (i) consolidated communities that are either currently under construction, or were under construction during the fiscal year, which may be partially or fully complete and operating, (ii) consolidated communities where substantial redevelopment is in progress or is probable to begin during the fiscal year and (iii) communities that have been complete for less than one year and did not have stabilized occupancy, as defined above, as of January 1, 2025.

In addition, the Company owns land for future development and has other corporate assets that are not allocated to an operating segment.

The Company's segment disclosures present the measure(s) used by the Chief Operating Decision Maker ("CODM") for assessing each segment's performance. The Company's CODM is comprised of several members of its executive management team, including its Chief Executive Officer and President, Chief Financial Officer, Chief Investment Officer, Chief Operating Officer, and Executive Vice President- Portfolio and Asset Management. The CODM uses net operating income ("NOI") as the primary financial measure for Same Store communities and Other Stabilized communities. NOI is defined by the Company as total property revenue less direct property operating expenses (including property taxes), and excluding corporate-level income (including management, development and other fees), property management and other indirect operating expenses, net of corporate income, expensed transaction, development and other pursuit costs, net of recoveries, interest expense, net, loss on extinguishment of debt, net, general and administrative expense, income from unconsolidated investments, Structured Investment Program interest income, depreciation expense, income tax expense (benefit), casualty and impairment loss, gain on sale of communities, net, other real estate activity and net operating income from real estate assets sold or held for sale. The CODM evaluates the Company's financial performance on a consolidated residential and commercial basis. The commercial results attributable to the non-apartment components of the Company's mixed-use communities and other nonresidential operations represent 1.6%, 1.7% and 1.8% of total NOI for the years ended December 31, 2025, 2024 and 2023, respectively. Although the Company considers NOI a useful measure of a community's or communities' operating performance, NOI should not be considered an alternative to net income or net cash flow from operating activities, as determined in accordance with GAAP. NOI excludes a number of income and expense categories as detailed in the reconciliation of NOI to net income and consistent with how the Company's CODM evaluates total NOI.

A reconciliation of NOI to net income for years ended December 31, 2025, 2024 and 2023 is as follows (dollars in thousands):

	For the year ended December 31,
	2025	2024	2023
Net income	$ 1,056,599	$ 1,082,175	$ 928,438
Property management and other indirect operating expenses, net of corporate income	147,548	162,594	134,312
Expensed transaction, development and other pursuit costs, net of recoveries	10,846	18,341	33,479
Interest expense, net	259,181	226,589	205,992
Loss on extinguishment of debt, net	—	—	150
General and administrative expense	86,679	77,697	76,534
Income from unconsolidated investments	(39,691)	(32,231)	(8,436)
Structured Investment Program interest income	(27,476)	(18,451)	(5,018)
Depreciation expense	913,376	846,853	816,965
Income tax (benefit) expense	(1,135)	445	10,153
Casualty and impairment loss	1,276	2,935	9,118
Gain on sale of communities, net	(335,713)	(363,300)	(287,424)
Other real estate activity	(4,131)	(753)	(174)
Net operating income from real estate assets sold or held for sale	(46,410)	(92,814)	(123,303)
Net operating income	$ 2,020,949	$ 1,910,080	$ 1,790,786

The following is a summary of NOI from real estate assets sold or held for sale for the periods presented (dollars in thousands):

	For the year ended December 31,
	2025	2024	2023

Rental income from real estate assets sold or held for sale	$ 72,019	$ 140,404	$ 180,888
Operating expenses from real estate assets sold or held for sale	(25,609)	(47,590)	(57,585)
Net operating income from real estate assets sold or held for sale	$ 46,410	$ 92,814	$ 123,303

The primary performance measure for communities under development or redevelopment depends on the stage of completion. While under development, management monitors actual construction costs against budgeted costs as well as lease-up pace and rent levels compared to budget.

The following table details the Company's segment information as of the dates specified (dollars in thousands). The segments are classified based on the individual community's status at December 31, 2025 for the years ended December 31, 2025 and 2024 and at December 31, 2024 for the year ended December 31, 2023. Segment information for the years ended December 31, 2025, 2024 and 2023 has been adjusted to exclude the real estate assets that were sold from January 1, 2023 through December 31, 2025, or otherwise qualify as held for sale as of December 31, 2025, as described in Note 6, "Real Estate Disposition Activities."

	For the year ended December 31, 2025
	Same Store	Other Stabilized	Development / Redevelopment	Total (1) (2)
Total Revenue	$ 2,739,511	$ 174,615	$ 47,538	$ 2,961,664
Same Store Operating Expense
Property Taxes	(306,405)			(306,405)
Payroll	(156,693)			(156,693)
Repairs & Maintenance	(159,930)			(159,930)
Utilities	(112,313)			(112,313)
Office Operations	(62,249)			(62,249)
Insurance	(42,098)			(42,098)
Marketing	(16,929)			(16,929)
Same Store Operating Expense	(856,617)	—	—	(856,617)
Non-Same Store Operating Expense	—	(61,014)	(23,084)	(84,098)
Total Expenses	(856,617)	(61,014)	(23,084)	(940,715)
Total NOI	$ 1,882,894	$ 113,601	$ 24,454	$ 2,020,949
Gross Real Estate	$ 23,850,464	$ 2,592,636	$ 2,675,257	$ 29,118,357

	For the year ended December 31, 2024
	Same Store	Other Stabilized	Development / Redevelopment	Total (1) (2)
Total Revenue	$ 2,673,271	$ 83,334	$ 9,667	$ 2,766,272
Same Store Operating Expense
Property Taxes	(303,406)			(303,406)
Payroll	(150,476)			(150,476)
Repairs & Maintenance	(146,516)			(146,516)
Utilities	(106,687)			(106,687)
Office Operations	(62,250)			(62,250)
Insurance	(39,434)			(39,434)
Marketing	(15,259)			(15,259)
Same Store Operating Expense	(824,028)	—	—	(824,028)
Non-Same Store Operating Expense	—	(26,305)	(5,859)	(32,164)
Total Expenses	(824,028)	(26,305)	(5,859)	(856,192)
Total NOI	$ 1,849,243	$ 57,029	$ 3,808	$ 1,910,080
Gross Real Estate	$ 23,563,613	$ 1,618,830	$ 1,519,907	$ 26,702,350

	For the year ended December 31, 2023
	Same Store	Other Stabilized	Development / Redevelopment	Total (1) (2)
Total Revenue	$ 2,494,804	$ 78,325	$ 6,170	$ 2,579,299
Same Store Operating Expense
Property Taxes	(278,381)			(278,381)
Payroll	(145,542)			(145,542)
Repairs & Maintenance	(135,751)			(135,751)

Utilities	(88,642)			(88,642)
Office Operations	(61,676)			(61,676)
Insurance	(34,941)			(34,941)
Marketing	(14,151)			(14,151)
Same Store Operating Expense	(759,084)	—	—	(759,084)
Non-Same Store Operating Expense	—	(24,587)	(4,842)	(29,429)
Total Expenses	(759,084)	(24,587)	(4,842)	(788,513)
Total NOI	$ 1,735,720	$ 53,738	$ 1,328	$ 1,790,786
Gross Real Estate	$ 22,236,978	$ 1,269,462	$ 1,600,314	$ 25,106,754

________________________

(1)
Does not include non-allocated revenue. Non-allocated revenue represents third-party property management, developer fees and miscellaneous income and other ancillary items which are not allocated to a reportable segment. Non-allocated revenue is $7,042, $7,081 and $7,722 for the years ended December 31, 2025, 2024 and 2023, respectively.
(2)
Does not include non-allocated gross real estate and land held for development. Non-allocated gross real estate is $99,952, $118,341 and $70,822 for the years ended December 31, 2025, 2024 and 2023, respectively. Land held for development gross real estate is $123,751, $151,922 and $199,062 for the years ended December 31, 2025, 2024 and 2023, respectively.

9. Stock-Based Compensation Plans

The Company's Plan includes an authorization to issue shares of the Company's common stock, par value $0.01 per share. At December 31, 2025, the Company had 4,497,534 shares remaining available to issue under the Plan, exclusive of shares that may be issued to satisfy currently outstanding awards such as stock options or performance awards. The Plan provides for equity awards to associates, officers, non-employee directors and other key personnel of the Company and its subsidiaries in the form of restricted stock, restricted stock units, stock options that qualify as incentive stock options ("ISOs") under Section 422 of the Code, non-qualified stock options, stock appreciation rights and performance awards, among others. The Plan expires in 2027, however before its expiration the Company expects to amend the plan or adopt a new plan to allow for continued grants of equity awards.

The Company's share-based compensation framework includes annual restricted stock awards and multi-year performance awards (the "Performance Awards"). The annual restricted stock vests over a three-year period at one-third per year. For annual restricted stock awards, in lieu of restricted stock, an officer may elect to receive up to 100% of the award value, in increments of 25%, in the form of stock options, which vests consistent with the restricted stock awards. Annually, the Company grants a target number of performance awards, with the ultimate award determined by the total shareholder return of the Company's common stock and/or operating performance metrics, measured over a performance period of three years. Performance units earned at the end of the measurement period are settled in fully vested shares of common stock and a payment of a cash amount representing accrued dividends on earned performance awards. The Company granted supplemental stock options in February 2021, that have a ten-year term and cliff vested on March 1, 2023. The options were granted at an exercise price that equaled the closing stock price on the grant date with recipients having 12 months to exercise the option if terminated without cause and will have until the expiration date to exercise the options if they retire.

For Performance Awards, after the first year of the performance period, if an employee's employment terminates on account of death, disability, retirement, or termination without cause, the employee's target grant will be pro-rated based on the employee's service time during the performance period. The final payout is based on actual performance, at which time the units will be converted into shares and a payment of a cash amount for accrued dividends based on actual performance. For other terminating events, performance awards are generally forfeited.

Information with respect to stock options granted under the Plan is as follows:

	Options	Weighted average exercise price per option
Options Outstanding at December 31, 2022	293,813	$ 181.85
Granted (1)	15,744	177.83
Exercised	(5,773)	163.56
Forfeited	—	—
Options Outstanding at December 31, 2023	303,784	$ 181.99
Granted (1)	13,759	172.11
Exercised	(41,619)	179.89
Forfeited	—	—
Expired	(5,062)	180.32
Options Outstanding at December 31, 2024	270,862	$ 181.84
Granted (1)	9,473	221.58
Exercised	(8,759)	180.32
Forfeited	—	—
Options Outstanding at December 31, 2025	271,576	$ 183.28
Options Exercisable:
December 31, 2023	279,894	$ 180.97
December 31, 2024	246,877	$ 181.82
December 31, 2025	249,486	$ 182.29

__________________________________

(1)
All options are from recipient elections to receive a portion of earned restricted stock awards in the form of stock options.

The Company used the Black-Scholes Option Pricing model to determine the grant date fair value of options. The assumptions used are as follows:

2025
Dividend yield	3.5%
Estimated volatility	30.1%
Risk free rate	4.06%
Expected life of options	5 years
Estimated fair value	$50.92

The following summarizes the exercise prices and contractual lives of options outstanding as of December 31, 2025:

The Plan Number of Options	Range—Exercise Price			Weighted Average Remaining Contractual Term (in years)
252,310	$172.00	-	$181.99	5.4
9,473	$221.00	-	$230.99	9.2
9,793	$236.00	-	$245.99	6.1
271,576

Options outstanding at December 31, 2025 had an intrinsic value of $384,000. Options exercisable had an intrinsic value of $292,000 and had a weighted average contractual life of 5.3 years. The intrinsic value of options exercised under the Plan during 2025, 2024 and 2023 was $288,000, $1,394,000 and $113,000, respectively.

Information with respect to performance awards granted is as follows:

	Performance awards	Weighted average grant date fair value per award
Outstanding at December 31, 2022	279,067	$ 225.46
Granted	90,215	193.85
Change in awards based on performance (1)	(31,345)	241.49
Converted to shares of common stock	(60,016)	238.71
Forfeited	(2,719)	212.05
Outstanding at December 31, 2023	275,202	$ 210.52
Granted	95,782	185.97
Change in awards based on performance (1)	30,375	216.50
Converted to shares of common stock	(146,725)	201.07
Forfeited	(4,511)	201.41
Outstanding at December 31, 2024	250,123	$ 207.55
Granted	79,077	222.89
Change in awards based on performance (1)	34,016	257.33
Converted to shares of common stock	(103,332)	254.95
Forfeited	(3,507)	196.08
Outstanding at December 31, 2025	256,377	$ 199.94

_________________________________

(1) Represents the change in the number of performance awards earned based on performance achievement.

The Company grants performance awards based on (i) the total shareholder return metrics for the Company’s common stock or (ii) financial metrics related to operating performance, net asset value and leverage metrics of the Company. The number of performance awards granted that are based on total shareholder return metrics and financial metrics are as follows:

	2025	2024	2023
Total shareholder return metrics	43,495	52,683	49,611
Financial metrics	35,582	43,099	40,604
Total granted	79,077	95,782	90,215

The Company used a Monte Carlo model to assess the compensation cost associated with the portion of the performance awards granted for which achievement will be determined by using total shareholder return measures. The assumptions used are as follows:

	2025	2024	2023
Dividend yield	3.2%	3.9%	3.7%
Estimated volatility over the life of the plan (1)	20.4% - 21.6%	20.5% - 22.8%	22.9% - 26.1%
Risk free rate	4.00% - 4.01%	3.92% - 4.59%	4.35% - 4.61%
Estimated performance award value based on total shareholder return measure	$224.11	$189.47	$206.97

_________________________________

(1) Estimated volatility over the life of the plan is using 50% historical volatility and 50% implied volatility.

For the portion of the performance awards granted for which achievement will be determined by using financial metrics, the compensation cost was based on an average grant date value of $221.58, $175.54 and $177.83, for the years ended December 31, 2025, 2024 and 2023, respectively, and the Company's estimate of corporate achievement for the financial metrics.

Information with respect to restricted stock granted is as follows:

	Restricted stock shares	Weighted average grant date fair value per share	Restricted stock shares converted from performance awards
Outstanding at December 31, 2022	161,714	$ 210.97	26,370
Granted	93,146	177.70	—
Vested	(79,450)	207.93	(26,370)
Forfeited	(2,119)	194.78	—
Outstanding at December 31, 2023	173,291	$ 194.68	—
Granted	104,081	173.14	—
Vested	(90,582)	194.89	—
Forfeited	(4,408)	181.73	—
Outstanding at December 31, 2024	182,382	$ 182.59	—
Granted	79,928	221.17	—
Vested	(92,015)	191.69	—
Forfeited	(3,116)	197.01	—
Outstanding at December 31, 2025	167,179	$ 195.76	—

Total employee stock-based compensation cost recognized in income was $26,614,000, $25,390,000 and $27,417,000 for the years ended December 31, 2025, 2024 and 2023, respectively, and total capitalized stock-based compensation cost was $11,459,000, $11,117,000 and $10,906,000 for the years ended December 31, 2025, 2024 and 2023, respectively. At December 31, 2025, there was a total unrecognized compensation cost of $28,107,000 for unvested restricted stock, stock options and performance awards, which is expected to be recognized over a weighted average period of 1.8 years. The Company reverses any previously recognized compensation cost for forfeitures as they occur.

Employee Stock Purchase Plan

In October 1996, the Company adopted the 1996 Non-Qualified Employee Stock Purchase Plan (as amended, the "ESPP"). Initially, 1,000,000 shares of common stock were reserved for issuance, and as of December 31, 2025, there are 529,908 shares remaining available for issuance under the ESPP. Employees of the Company generally are eligible to participate in the ESPP if, as of the last day of the applicable purchase period, they have been employed by the Company for at least one calendar month. Under the ESPP, eligible employees can acquire shares of the Company's common stock through payroll deductions, subject to maximum purchase limitations, during two purchase periods. The first purchase period begins January 1 and ends June 10, and the second purchase period begins July 1 and ends December 10. The purchase price for common stock under the plan is 85% of the lesser of the fair market value of the Company's common stock on the first or the last day of the applicable purchase period. The offering dates, purchase dates and duration of purchase periods may be changed if the change is announced prior to the beginning of the affected date or purchase period. The Company issued 20,094, 19,014 and 23,059 shares and recognized compensation expense of $575,000, $859,000 and $911,000 under the ESPP for the years ended December 31, 2025, 2024 and 2023, respectively. The Company accounts for transactions under the ESPP using the fair value method prescribed by accounting guidance applicable to entities that use employee share purchase plans.

10. Related Party Arrangements

Unconsolidated Entities

The Company manages unconsolidated real estate entities and provides other real estate related services to third parties, for which it receives asset management, property management, construction, development and redevelopment fee revenue. From these entities, the Company earned fees of $7,042,000, $7,081,000 and $7,722,000 for the years ended December 31, 2025, 2024 and 2023, respectively. In addition, the Company had outstanding receivables associated with its property and construction management roles of $1,395,000 and $1,680,000 as of December 31, 2025 and 2024, respectively.

Director Compensation

Directors of the Company who are also employees receive no additional compensation for their services as a director. Following each annual meeting of stockholders, non-employee directors receive (i) a number of shares of restricted stock (or deferred stock units) having a value of $200,000 and (ii) a cash payment of $100,000, payable in equal quarterly installments of $25,000. The number of shares of restricted stock (or deferred stock units) is calculated based on the closing price on the day of the award. Non-employee directors may elect to receive all or a portion of cash payments in the form of deferred stock units. Additionally, the non-executive Chairman receives an additional annual fee of $250,000 payable in equal quarterly installments of $62,500, the Lead Independent Director receives in the aggregate an additional annual fee of $50,000 payable in equal quarterly installments of $12,500, the non-employee director serving as the chairperson of the Audit Committee receives an additional annual fee of $30,000 per year payable in equal quarterly installments of $7,500, the non-employee director serving as the chairperson of the Compensation Committee receives an additional annual fee of $25,000 per year payable in equal quarterly installments of $6,250 and the Nominating, Governance and Corporate Responsibility and Investment and Finance Committee chairpersons receive an additional annual fee of $20,000 payable in equal quarterly installments of $5,000.

The Company recorded non-employee director compensation expense relating to restricted stock grants and deferred stock units in the amount of $2,476,000, $2,397,000 and $2,446,000 for the years ended December 31, 2025, 2024 and 2023, respectively, as a component of general and administrative expense on the accompanying Consolidated Statements of Comprehensive Income. Deferred compensation relating to these restricted stock grants and deferred stock units to non-employee directors was $910,000, $786,000 and $799,000 on December 31, 2025, 2024 and 2023, respectively, reported as a component of prepaid expenses and other assets on the accompanying Consolidated Balance Sheets.

11. Fair Value

Financial Instruments Carried at Fair Value

Derivative Financial Instruments

Hedging Derivatives are carried at fair value in the Company's financial statements. The Company minimizes its credit risk on these transactions by dealing with major, creditworthy financial institutions which have an A- or better credit rating by the Standard & Poor's Ratings Group or equivalent, and monitors the credit ratings of counterparties and the exposure of the Company to any single entity. The Company believes the likelihood of realizing losses from counterparty nonperformance is remote. The Company determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, such as interest rate, term to maturity and volatility. The Hedging Derivatives credit valuation adjustments associated with its derivatives use Level 3 inputs, such as estimates of current credit spreads, which the Company concluded are not significant. As a result, the Company determined that its derivative valuations are classified in Level 2 of the fair value hierarchy.

The following table summarizes the consolidated derivative positions at December 31, 2025 (dollars in thousands):

	Non-designated Hedges	Cash Flow Hedges
	Interest Rate Caps	Interest Rate Swaps
Notional balance	$ 391,846	$ 550,000
Weighted average interest rate (1)	4.0%	N/A
Weighted average capped/swapped interest rate	6.7%	3.5%
Earliest maturity date	February 2026	April 2029
Latest maturity date	January 2027	April 2029

_________________________________

(1)
For debt hedged by interest rate caps, represents the weighted average interest rate on the hedged debt prior to any impact of the associated interest rate caps.

The following derivative activity occurred during the year ended December 31, 2025:

•
The Company entered into interest rate swap agreements with a notional amount of $550,000,000 to reduce the impact of variability in interest rates on the Term Loan, which the Company expects to remain outstanding through maturity of the Term Loan.

•
In connection with the issuance of the Company's $400,000,000 unsecured notes in July 2025 maturing in August 2035, the Company terminated $200,000,000 of interest rate swap agreements designated as cash flow hedges of the interest rate variability on the issuance of the unsecured notes, receiving payments of $4,099,000 in July 2025 which will be recognized over the life of the unsecured notes as a reduction in the effective interest rate. Of the $200,000,000 forward interest rate swap agreements terminated, $100,000,000 were entered into during the year ended December 31, 2025. The Company has deferred these gains in accumulated other comprehensive income on the accompanying Consolidated Balance Sheets, and is recognizing the impact as a component of interest expense, net, over the term of the respective hedged debt.

•
In connection with the issuance of the Company's $400,000,000 unsecured notes in December 2025 maturing in December 2030, the Company entered into and terminated $100,000,000 of interest rate swap agreements designated as cash flow hedges of the interest rate variability on the issuance of the unsecured notes, receiving payments of $242,000 in November 2025 which will be recognized over the life of the unsecured notes as a reduction in the effective interest rate. The Company has deferred these gains in accumulated other comprehensive income on the accompanying Consolidated Balance Sheets, and is recognizing the impact as a component of interest expense, net, over the term of the respective hedged debt.

The Company had certain derivatives not designated as hedges during the years ended December 31, 2025, 2024 and 2023, for which fair value changes during each of the respective years were not material.

Cash flow hedge gains reclassified from accumulated other comprehensive income into earnings were $3,330,000 and $471,000 for the years ended December 31, 2025 and 2024. Cash flow hedge losses reclassified from accumulated other comprehensive income into earnings were $1,360,000 for the year ended December 31, 2023.

The Company anticipates reclassifying approximately $2,478,000 of net hedging gains from accumulated other comprehensive income into earnings within the next 12 months as an offset to the hedged item during this period.

Financial Instruments Not Carried at Fair Value

Cash, Cash Equivalents and Restricted Cash

Cash, cash equivalent and restricted cash balances are held with various financial institutions within accounts designed to preserve principal. The Company monitors credit ratings of these financial institutions and the concentration of cash, cash equivalents and restricted cash balances with any one financial institution and believes the likelihood of realizing material losses related to cash, cash equivalent and restricted cash balances is remote. Cash, cash equivalents and restricted cash are carried at their face amounts, which reasonably approximate their fair values and are Level 1 within the fair value hierarchy.

Other Financial Instruments

Rents and other receivables and prepaid expenses, accounts and construction payable and accrued expenses and other liabilities are carried at their face amounts, which reasonably approximate their fair values. The Company determined that its notes receivables approximate fair value, because interest rates, yields and other terms are consistent with interest rates, yields and other terms currently available for similar instruments and are considered to be a Level 2 price within the fair value hierarchy.

Equity Securities

The Company has direct equity investments in third-party property technology companies. These investments are accounted for using the measurement alternative and are valued at the market price of observable transactions. During the years ended December 31, 2025, 2024 and 2023, the Company recognized unrealized gains of $36,096,000, $21,790,000 and $1,899,000, respectively, related to these investments, which was reported as a component of income from unconsolidated investments on the accompanying Consolidated Statements of Comprehensive Income. As of December 31, 2025, the Company had recorded cumulative fair value adjustments of $67,572,000 for unrealized gains related to equity securities.

Indebtedness

The Company values its fixed rate unsecured debt using quoted market prices, a Level 1 price within the fair value hierarchy. The Company values its mortgage notes payable, the Term Loan and any outstanding amounts under the Credit Facility and Commercial Paper Program using a discounted cash flow analysis on the expected cash flows of each instrument. This analysis reflects the contractual terms of the instrument, including the period to maturity, and uses observable market-based inputs, including interest rate curves. The process also considers credit valuation adjustments to appropriately reflect the Company's nonperformance risk. The Company has concluded that the value of its mortgage notes payable, Term Loan and any outstanding amounts under the Credit Facility and Commercial Paper Program are Level 2 prices as the majority of the inputs used to value its positions fall within Level 2 of the fair value hierarchy.

Financial Instruments Measured/Disclosed at Fair Value on a Recurring Basis

The following tables summarize the classification between the three levels of the fair value hierarchy of the Company's financial instruments measured or disclosed at fair value on a recurring basis (dollars in thousands):

	December 31, 2025
Description	Total Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Investments
Notes Receivable, net	$ 259,051	$ —	$ 259,051	$ —
Total Assets	$ 259,051	$ —	$ 259,051	$ —

Liabilities
Interest Rate Swaps - Liabilities	$ 4,046	$ —	$ 4,046	$ —
Indebtedness
Fixed rate unsecured debt	7,025,656	7,025,656	—	—
Mortgage notes payable, Commercial Paper and Term Loan	1,970,177	—	1,970,177	—
Total Liabilities	$ 8,999,879	$ 7,025,656	$ 1,974,223	$ —

	December 31, 2024
Description	Total Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Investments
Notes Receivable, net	$ 223,896	$ —	$ 223,896	$ —
Non-Designated Hedges
Interest Rate Caps	24	—	24	—
Interest Rate Swaps - Assets	6,821	—	6,821	—
Total Assets	$ 230,741	$ —	$ 230,741	$ —

Liabilities
Indebtedness
Fixed rate unsecured debt	$ 6,796,066	$ 6,796,066	$ —	$ —
Mortgage notes payable and Commercial Paper Program	660,170	—	660,170	—
Total Liabilities	$ 7,456,236	$ 6,796,066	$ 660,170	$ —

12. Subsequent Events

The Company has evaluated subsequent events, through the date on which this Form 10-K was filed, the date on which these financial statements were issued, and identified the items below for discussion. In 2026, the Company had the following activity:

•
In January 2026, the Company sold Avalon Sunset Towers, located in San Francisco, CA, containing 243 apartment homes for $105,000,000.

•
In February 2026, the Company sold Avalon White Plains, located in White Plains, NY, containing 407 apartment homes for $166,000,000.

•
From January 1, 2026 through February 26, 2026, the Company repurchased 637,958 shares of common stock at an average price of $176.85 per share, including fees, for a total of $112,824,000 under the 2025 Stock Repurchase Program. On February 26, 2026, the Company terminated the remaining authorization under the 2025 Stock Repurchase Program and adopted a new stock repurchase program under which the Company may acquire shares of its common stock in open market or negotiated transactions up to an aggregate purchase price of $1,000,000,000 (the “2026 Stock Repurchase Program”). Purchases of common stock under the 2026 Stock Repurchase Program may occur from time to time at the Company’s discretion. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions and other corporate liquidity requirements and priorities. The 2026 Stock Repurchase Program does not have an expiration date and may be suspended or terminated at any time without prior notice.

AVALONBAY COMMUNITIES, INC.

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2025

(Dollars in thousands)

			2025								2024	2025
			Initial Cost			Total Cost
Community	City and state	# of homes	Land and Improvements	Building / Construction in Progress & Improvements	Costs Subsequent to Acquisition / Construction	Land and Improvements	Building / Construction in Progress & Improvements	Total	Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Encumbrances	Year of Completion / Acquisition
SAME STORE
NEW ENGLAND
Avalon at Lexington	Lexington, MA	198	$ 2,124	$ 12,561	$ 18,294	$ 2,124	$ 30,855	$ 32,979	$ 23,856	$ 9,123	$ 9,397	$ —	1994
eaves Wilmington	Wilmington, MA	204	2,129	17,563	12,669	2,129	30,232	32,361	23,432	8,929	8,956	—	1999
eaves Quincy	Quincy, MA	245	1,743	14,662	18,709	1,743	33,371	35,114	26,235	8,879	10,307	—	1986/1995
eaves Wilmington West	Wilmington, MA	120	3,318	13,465	6,026	3,318	19,491	22,809	14,807	8,002	8,631	—	2002
Avalon at The Pinehills	Plymouth, MA	192	6,876	30,313	12,207	6,876	42,520	49,396	26,836	22,560	23,765	—	2004
eaves Peabody	Peabody, MA	286	4,645	18,919	20,161	4,645	39,080	43,725	25,661	18,064	17,782	—	1962/2004
Avalon at Bedford Center	Bedford, MA	139	4,258	20,551	6,316	4,258	26,867	31,125	19,641	11,484	12,238	—	2006
Avalon at Chestnut Hill	Chestnut Hill, MA	204	14,572	45,868	21,199	14,572	67,067	81,639	39,594	42,045	43,107	—	2007
Avalon at Lexington Hills	Lexington, MA	387	8,691	78,502	22,847	8,691	101,349	110,040	64,455	45,585	47,461	—	2008
Avalon Acton	Acton, MA	380	13,124	48,630	14,025	13,124	62,655	75,779	38,843	36,936	39,493	45,000	2008
Avalon at the Hingham Shipyard	Hingham, MA	235	12,218	41,516	17,341	12,218	58,857	71,075	37,312	33,763	35,185	—	2009
Avalon Acton II	Acton, MA	86	1,723	29,375	26	1,723	29,401	31,124	5,749	25,375	26,466	—	2021
Avalon Northborough	Northborough, MA	382	8,144	52,178	13,565	8,144	65,743	73,887	36,466	37,421	38,547	—	2009
Avalon Exeter (1)	Boston, MA	187	—	109,978	5,910	—	115,888	115,888	45,950	69,938	73,163	—	2014
Avalon Natick	Natick, MA	407	15,645	64,845	6,764	15,645	71,609	87,254	31,404	55,850	57,856	—	2013
Avalon at Assembly Row	Somerville, MA	195	8,599	52,454	9,980	8,599	62,434	71,033	26,020	45,013	46,552	—	2015
AVA Somerville	Somerville, MA	250	10,944	56,457	9,618	10,944	66,075	77,019	27,149	49,870	50,751	—	2015

AVALONBAY COMMUNITIES, INC.

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2025

(Dollars in thousands)

			2025								2024	2025
			Initial Cost			Total Cost
Community	City and state	# of homes	Land and Improvements	Building / Construction in Progress & Improvements	Costs Subsequent to Acquisition / Construction	Land and Improvements	Building / Construction in Progress & Improvements	Total	Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Encumbrances	Year of Completion / Acquisition
AVA Back Bay	Boston, MA	271	9,034	36,536	54,944	9,034	91,480	100,514	60,425	40,089	42,653	—	1968/1998
Avalon at Prudential Center II	Boston, MA	266	8,776	35,479	67,208	8,776	102,687	111,463	62,514	48,949	52,210	—	1968/1998
Avalon at Prudential Center I	Boston, MA	243	8,002	32,349	59,007	8,002	91,356	99,358	54,803	44,555	47,261	—	1968/1998
eaves Burlington	Burlington, MA	203	7,714	32,499	11,802	7,714	44,301	52,015	20,575	31,440	32,237	—	1988/2012
Avalon Burlington	Burlington, MA	312	15,600	63,549	21,738	15,600	85,287	100,887	37,389	63,498	65,324	—	1989/2013
Avalon Marlborough	Marlborough, MA	350	15,367	59,723	5,507	15,367	65,230	80,597	24,219	56,378	58,252	—	2015
Avalon North Station	Boston, MA	503	22,796	247,270	1,684	22,796	248,954	271,750	74,882	196,868	204,645	—	2017
Avalon Framingham	Framingham, MA	180	9,315	34,604	1,302	9,315	35,906	45,221	12,852	32,369	33,154	—	2015
Avalon Quincy	Quincy, MA	395	14,694	79,655	2,565	14,694	82,220	96,914	26,237	70,677	72,608	—	2017
Avalon Easton	South Easton, MA	290	3,170	60,785	2,987	3,170	63,772	66,942	19,307	47,635	48,807	—	2017
Avalon Residences at the Hingham Shipyard	Hingham, MA	190	8,998	55,366	1,400	8,998	56,766	65,764	15,153	50,611	52,248	—	2019
Avalon Sudbury	Sudbury, MA	250	20,280	66,510	1,477	20,280	67,987	88,267	18,697	69,570	71,743	—	2019
Avalon Saugus	Saugus, MA	280	17,808	72,196	1,750	17,808	73,946	91,754	18,304	73,450	75,704	—	2019
Avalon Norwood	Norwood, MA	198	9,478	51,762	376	9,478	52,138	61,616	12,316	49,300	50,954	—	2020
Avalon Marlborough II	Marlborough, MA	123	5,523	36,175	72	5,523	36,247	41,770	7,380	34,390	35,746	—	2020
Avalon Easton II	South Easton, MA	44	570	14,090	12	570	14,102	14,672	2,224	12,448	12,975	—	2021
Avalon Woburn	Woburn, MA	350	$ 21,576	$ 97,848	$ 1,161	$ 21,576	$ 99,009	$ 120,585	$ 16,270	$ 104,315	$ 108,276	$ —	2022

AVALONBAY COMMUNITIES, INC.

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2025

(Dollars in thousands)

			2025								2024	2025
			Initial Cost			Total Cost
Community	City and state	# of homes	Land and Improvements	Building / Construction in Progress & Improvements	Costs Subsequent to Acquisition / Construction	Land and Improvements	Building / Construction in Progress & Improvements	Total	Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Encumbrances	Year of Completion / Acquisition
Avalon North Andover	North Andover, MA	221	13,618	63,125	11	13,618	63,136	76,754	7,276	69,478	71,885	—	2023
Avalon Brighton	Boston, MA	180	11,166	77,850	342	11,166	78,192	89,358	8,344	81,014	84,147	—	2023
AVA North Point	Cambridge, MA	265	31,263	83,829	2,526	31,263	86,355	117,618	22,089	95,529	96,336	—	2018/2019
Avalon Bear Hill	Waltham, MA	324	27,350	98,537	31,136	27,350	129,673	157,023	60,856	96,167	98,288	—	1999/2013
TOTAL NEW ENGLAND		9,535	$ 400,851	$ 2,107,574	$ 484,664	$ 400,851	$ 2,592,238	$ 2,993,089	$ 1,095,522	$ 1,897,567	$ 1,965,110	$ 45,000

METRO NY/NJ
New York City, NY
Avalon Riverview (3)	Long Island City, NY	372	$ —	$ 94,061	$ 21,901	$ —	$ 115,962	$ 115,962	$ 88,595	$ 27,367	$ 29,433	$ —	2002
Avalon Riverview North (3)	Long Island City, NY	602	—	165,932	22,825	—	188,757	188,757	111,601	77,156	81,586	—	2008
AVA Fort Greene	Brooklyn, NY	631	83,038	216,802	14,660	83,038	231,462	314,500	123,589	190,911	198,019	—	2010
AVA DoBro	Brooklyn, NY	500	76,127	206,762	2,775	76,127	209,537	285,664	70,877	214,787	221,044	—	2017
Avalon Willoughby Square	Brooklyn, NY	326	49,635	134,840	2,280	49,635	137,120	186,755	44,350	142,405	146,091	—	2017
Avalon Midtown West	New York, NY	550	154,730	191,891	42,405	154,730	234,296	389,026	102,925	286,101	293,624	62,500	1998/2013
Avalon Clinton North	New York, NY	339	84,069	111,729	13,003	84,069	124,732	208,801	57,555	151,246	154,989	126,400	2008/2013
Avalon Clinton South	New York, NY	288	71,421	94,948	7,226	71,421	102,174	173,595	48,139	125,456	128,467	104,500	2007/2013
Total New York City, NY		3,608	$ 519,020	$ 1,216,965	$ 127,075	$ 519,020	$ 1,344,040	$ 1,863,060	$ 647,631	$ 1,215,429	$ 1,253,253	$ 293,400

AVALONBAY COMMUNITIES, INC.

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2025

(Dollars in thousands)

			2025								2024	2025
			Initial Cost			Total Cost
Community	City and state	# of homes	Land and Improvements	Building / Construction in Progress & Improvements	Costs Subsequent to Acquisition / Construction	Land and Improvements	Building / Construction in Progress & Improvements	Total	Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Encumbrances	Year of Completion / Acquisition
New York - Suburban
Avalon Commons (2)	Smithtown, NY	312	$ 4,679	$ 27,811	$ 21,265	$ 4,679	$ 49,076	$ 53,755	$ 37,179	$ 16,576	$ 16,197	$ —	1997
Avalon Melville	Melville, NY	494	9,228	50,059	29,043	9,228	79,102	88,330	61,006	27,324	28,680	—	1997
Avalon Rockville Centre I	Rockville Centre, NY	349	32,212	78,806	8,866	32,212	87,672	119,884	45,607	74,277	76,914	—	2012
Avalon Garden City	Garden City, NY	204	18,205	49,301	3,343	18,205	52,644	70,849	24,166	46,683	47,850	—	2013
Avalon Huntington Station	Huntington Station, NY	303	21,899	58,429	4,731	21,899	63,160	85,059	24,835	60,224	61,511	—	2014
Avalon Great Neck	Great Neck, NY	191	14,777	65,412	1,863	14,777	67,275	82,052	20,712	61,340	62,472	—	2017
Avalon Rockville Centre II	Rockville Centre, NY	165	7,534	50,981	902	7,534	51,883	59,417	15,841	43,576	45,126	—	2017
Avalon Somers	Baldwin Place, NY	152	5,608	40,591	166	5,608	40,757	46,365	12,263	34,102	35,299	—	2018
Avalon Yonkers	Yonkers, NY	590	28,343	164,203	1,369	28,343	165,572	193,915	35,669	158,246	172,597	—	2021
Avalon Harrison	Harrison, NY	143	14,380	75,914	1,470	14,380	77,384	91,764	10,669	81,095	83,243	—	2023
Avalon Harbor Isle	Island Park, NY	172	18,812	75,401	10	18,812	75,411	94,223	9,728	84,495	88,467	—	2022
Avalon Westbury	Westbury, NY	396	69,620	49,350	18,255	69,620	67,605	137,225	38,196	99,029	99,962	—	2006/2013
Total New York - Suburban		3,471	$ 245,297	$ 786,258	$ 91,283	$ 245,297	$ 877,541	$ 1,122,838	$ 335,871	$ 786,967	$ 818,318	$ —

New Jersey
Avalon Cove	Jersey City, NJ	504	$ 8,760	$ 82,422	$ 38,243	$ 8,760	$ 120,665	$ 129,425	$ 102,535	$ 26,890	$ 30,246	$ —	1997
eaves West Windsor	West Windsor, NJ	512	5,585	21,752	38,583	5,585	60,335	65,920	42,971	22,949	23,263	—	1988/1993

AVALONBAY COMMUNITIES, INC.

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2025

(Dollars in thousands)

			2025								2024	2025
			Initial Cost			Total Cost
Community	City and state	# of homes	Land and Improvements	Building / Construction in Progress & Improvements	Costs Subsequent to Acquisition / Construction	Land and Improvements	Building / Construction in Progress & Improvements	Total	Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Encumbrances	Year of Completion / Acquisition
Avalon at Edgewater I	Edgewater, NJ	168	$ 5,982	$ 24,389	$ 12,341	$ 5,982	$ 36,730	$ 42,712	$ 26,766	$ 15,946	$ 16,377	$ —	2002
Avalon Townhome Collection Florham Park	Florham Park, NJ	270	6,647	34,906	19,771	6,647	54,677	61,324	39,951	21,373	22,179	—	2001
Avalon North Bergen	North Bergen, NJ	164	8,984	30,994	2,468	8,984	33,462	42,446	15,605	26,841	27,270	—	2012
Avalon Bloomingdale	Bloomingdale, NJ	174	3,006	27,801	1,799	3,006	29,600	32,606	12,399	20,207	20,930	—	2014
Avalon Wharton	Wharton, NJ	247	2,273	48,609	2,322	2,273	50,931	53,204	19,630	33,574	34,831	—	2015
Avalon Bloomfield Station (1)	Bloomfield, NJ	224	10,701	36,430	4,011	10,701	40,441	51,142	14,549	36,593	36,716	—	2015
Avalon Townhome Collection Roseland	Roseland, NJ	136	11,288	34,868	1,633	11,288	36,501	47,789	13,428	34,361	35,348	—	2015
Avalon Princeton	Princeton, NJ	280	26,461	68,003	2,793	26,461	70,796	97,257	23,256	74,001	75,869	—	2017
Avalon Union	Union, NJ	202	11,695	36,315	2,191	11,695	38,506	50,201	13,367	36,834	37,981	—	2016
Avalon Hoboken	Hoboken, NJ	217	37,237	94,990	4,490	37,237	99,480	136,717	39,319	97,398	99,651	—	2008/2016
Avalon Maplewood	Maplewood, NJ	235	15,179	49,425	4,664	15,179	54,089	69,268	16,998	52,270	52,695	—	2018
Avalon Boonton	Boonton, NJ	350	3,595	89,407	2,251	3,595	91,658	95,253	22,690	72,563	75,547	—	2019
Avalon Teaneck	Teaneck, NJ	248	12,588	60,257	437	12,588	60,694	73,282	14,439	58,843	60,513	—	2020
Avalon Piscataway	Piscataway, NJ	360	14,329	75,897	1,839	14,329	77,736	92,065	20,751	71,314	73,604	—	2019
Avalon Old Bridge	Old Bridge, NJ	252	6,895	64,907	1,462	6,895	66,369	73,264	13,365	59,899	61,822	—	2021
Avalon Somerville Station (1)	Somerville, NJ	374	16,672	98,229	898	16,672	99,127	115,799	13,100	102,699	106,769	—	2023
Avalon at Edgewater II	Edgewater, NJ	240	8,605	60,809	818	8,605	61,627	70,232	17,654	52,578	54,071	—	2018

AVALONBAY COMMUNITIES, INC.

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2025

(Dollars in thousands)

			2025								2024	2025
			Initial Cost			Total Cost
Community	City and state	# of homes	Land and Improvements	Building / Construction in Progress & Improvements	Costs Subsequent to Acquisition / Construction	Land and Improvements	Building / Construction in Progress & Improvements	Total	Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Encumbrances	Year of Completion / Acquisition
Total New Jersey		5,157	$ 216,482	$ 1,040,410	$ 143,014	$ 216,482	$ 1,183,424	$ 1,399,906	$ 482,773	$ 917,133	$ 945,682	$ —
TOTAL METRO NY/NJ		12,236	$ 980,799	$ 3,043,633	$ 361,372	$ 980,799	$ 3,405,005	$ 4,385,804	$ 1,466,275	$ 2,919,529	$ 3,017,253	$ 293,400

MID-ATLANTIC
Washington Metro/Baltimore, MD
Avalon at Foxhall	Washington, D.C.	308	$ 6,848	$ 27,614	$ 28,108	$ 6,848	$ 55,722	$ 62,570	$ 46,433	$ 16,137	$ 16,874	$ —	1982/1994
eaves Tunlaw Gardens	Washington, D.C.	166	16,430	24,602	1,987	16,430	26,589	43,019	12,891	30,128	30,788	—	1944/2013
The Statesman	Washington, D.C.	281	38,140	38,732	4,457	38,140	43,189	81,329	22,254	59,075	60,389	—	1961/2013
eaves Glover Park	Washington, D.C.	120	9,580	28,082	3,215	9,580	31,297	40,877	14,844	26,033	25,405	—	1953/2013
AVA Van Ness	Washington, D.C.	269	22,890	61,701	24,876	22,890	86,577	109,467	36,891	72,576	74,131	—	1978/2013
eaves Washingtonian Center	North Potomac, MD	288	4,047	18,553	11,065	4,047	29,618	33,665	25,216	8,449	8,817	—	1996
eaves Columbia Town Center I	Columbia, MD	392	8,802	35,536	19,715	8,802	55,251	64,053	36,250	27,803	28,175	—	1986/1993
Avalon at Grosvenor Station	North Bethesda, MD	497	29,159	52,993	16,112	29,159	69,105	98,264	48,166	50,098	50,267	—	2004
Avalon at Traville	Rockville, MD	520	14,365	55,398	14,824	14,365	70,222	84,587	50,322	34,265	34,483	—	2004
AVA Wheaton	Wheaton, MD	319	6,494	69,027	857	6,494	69,884	76,378	21,275	55,103	56,841	—	2018
Kanso Twinbrook	Rockville, MD	238	9,151	56,955	63	9,151	57,018	66,169	10,758	55,411	57,613	—	2021
Avalon Hunt Valley	Hunt Valley, MD	332	10,872	62,974	2,135	10,872	65,109	75,981	20,797	55,184	56,371	—	2017
Avalon Laurel (2)	Laurel, MD	344	10,130	61,685	6,603	10,130	68,288	78,418	20,734	57,684	57,552	—	2017

AVALONBAY COMMUNITIES, INC.

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2025

(Dollars in thousands)

			2025								2024	2025
			Initial Cost			Total Cost
Community	City and state	# of homes	Land and Improvements	Building / Construction in Progress & Improvements	Costs Subsequent to Acquisition / Construction	Land and Improvements	Building / Construction in Progress & Improvements	Total	Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Encumbrances	Year of Completion / Acquisition
Avalon Towson	Towson, MD	371	12,906	98,279	188	12,906	98,467	111,373	21,128	90,245	93,746	—	2020
Avalon Fairway Hills - Meadows	Columbia, MD	192	$ 2,323	$ 9,297	$ 11,975	$ 2,323	$ 21,272	$ 23,595	$ 14,500	$ 9,095	$ 7,887	$ —	1987/1996
Avalon Fairway Hills - Woods	Columbia, MD	336	3,958	15,839	17,655	3,958	33,494	37,452	24,440	13,012	13,865	—	1987/1996
Avalon Arundel Crossing II	Linthicum Heights, MD	310	12,208	72,422	1,064	12,208	73,486	85,694	23,319	62,375	64,620	—	2018/2018
Avalon 555 President	Baltimore, MD	400	13,168	121,759	128	13,168	121,887	135,055	26,800	108,255	113,743	—	2021
Kanso Silver Spring	Silver Spring, MD	151	3,471	42,108	2,230	3,471	44,338	47,809	11,654	36,155	37,413	—	2009/2019
Avalon Foundry Row	Owings Mills, MD	437	11,132	86,261	17	11,132	86,278	97,410	15,700	81,710	85,280	—	2022
Avalon Arundel Crossing	Linthicum Heights, MD	384	9,933	111,114	1,049	9,933	112,163	122,096	25,857	96,239	100,962	—	2020/2021
Avalon Russett	Laurel, MD	238	10,200	49,834	7,088	10,200	56,922	67,122	28,100	39,022	40,992	32,200	1999/2013
eaves Fair Lakes	Fairfax, VA	420	6,096	24,400	17,364	6,096	41,764	47,860	35,380	12,480	13,628	—	1989/1996
AVA Ballston	Arlington, VA	344	7,291	29,177	29,588	7,291	58,765	66,056	41,472	24,584	25,016	—	1990
eaves Fairfax City	Fairfax, VA	141	2,152	8,907	6,390	2,152	15,297	17,449	12,093	5,356	5,486	—	1988/1997
Avalon Tysons Corner (2)	Tysons Corner, VA	558	13,851	43,397	36,888	13,851	80,285	94,136	52,008	42,128	33,672	—	1996
Avalon at Arlington Square (2)	Arlington, VA	842	22,041	90,296	47,129	22,041	137,425	159,466	91,204	68,262	68,783	—	2001
eaves Fairfax Towers	Falls Church, VA	415	17,889	74,727	18,802	17,889	93,529	111,418	45,934	65,484	67,222	—	1978/2011
Avalon Mosaic	Fairfax, VA	531	33,490	75,801	4,459	33,490	80,260	113,750	32,580	81,170	83,233	—	2014
Avalon Potomac Yard	Alexandria, VA	323	24,225	84,530	2,693	24,225	87,223	111,448	33,952	77,496	79,784	—	2014/2016

AVALONBAY COMMUNITIES, INC.

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2025

(Dollars in thousands)

			2025								2024	2025
			Initial Cost			Total Cost
Community	City and state	# of homes	Land and Improvements	Building / Construction in Progress & Improvements	Costs Subsequent to Acquisition / Construction	Land and Improvements	Building / Construction in Progress & Improvements	Total	Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Encumbrances	Year of Completion / Acquisition
Avalon Clarendon	Arlington, VA	300	22,573	99,297	9,757	22,573	109,054	131,627	42,511	89,116	91,786	—	2002/2016
Avalon Dunn Loring	Vienna, VA	440	29,377	120,884	2,635	29,377	123,519	152,896	43,450	109,446	113,080	—	2012/2017
eaves Tysons Corner	Vienna, VA	217	16,030	47,572	5,436	16,030	53,008	69,038	26,810	42,228	42,016	—	1980/2013
AVA Ballston Square (2)	Arlington, VA	714	71,640	225,206	58,020	71,640	283,226	354,866	125,435	229,431	237,093	—	1992/2013
Avalon Courthouse Place	Arlington, VA	564	56,550	185,632	15,875	56,550	201,507	258,057	94,158	163,899	169,625	—	1999/2013
Avalon Arlington North	Arlington, VA	228	21,600	59,076	10,737	21,600	69,813	91,413	28,617	62,796	64,568	—	2014
Avalon Reston Landing	Reston, VA	400	26,710	86,934	15,580	26,710	102,514	129,224	54,030	75,194	77,988	—	2000/2013
Avalon Falls Church (2)	Falls Church, VA	384	39,544	66,160	11,704	39,544	77,864	117,408	25,133	92,275	88,414	—	2016
TOTAL MID-ATLANTIC		13,714	$ 677,266	$ 2,522,761	$ 468,468	$ 677,266	$ 2,991,229	$ 3,668,495	$ 1,343,096	$ 2,325,399	$ 2,377,608	$ 32,200

SOUTHEAST FLORIDA
Avalon 850 Boca	Boca Raton, FL	370	$ 21,430	$ 117,895	$ 3,884	$ 21,430	$ 121,779	$ 143,209	$ 39,525	$ 103,684	$ 106,556	$ —	2017/2017
Avalon Doral	Doral, FL	350	23,375	92,966	534	23,375	93,500	116,875	17,521	99,354	102,281	—	2020
Avalon West Palm Beach	West Palm Beach, FL	290	9,597	94,119	5,264	9,597	99,383	108,980	29,903	79,077	82,000	—	2018/2018
Avalon Bonterra	Hialeah, FL	314	16,655	73,977	2,601	16,655	76,578	93,233	23,327	69,906	70,979	—	2018/2019
Avalon Toscana	Margate, FL	240	9,213	51,480	1,646	9,213	53,126	62,339	14,765	47,574	48,957	—	2016/2019
Avalon Fort Lauderdale	Fort Lauderdale, FL	243	20,029	126,505	3,434	20,029	129,939	149,968	24,138	125,830	130,485	—	2020/2021
Avalon Miramar	Miramar, FL	380	17,959	116,276	1,236	17,959	117,512	135,471	24,765	110,706	115,062	—	2018/2021

AVALONBAY COMMUNITIES, INC.

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2025

(Dollars in thousands)

			2025								2024	2025
			Initial Cost			Total Cost
Community	City and state	# of homes	Land and Improvements	Building / Construction in Progress & Improvements	Costs Subsequent to Acquisition / Construction	Land and Improvements	Building / Construction in Progress & Improvements	Total	Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Encumbrances	Year of Completion / Acquisition
Avalon Miramar Park Place	Miramar, FL	650	50,919	245,728	1,559	50,919	247,287	298,206	49,933	248,273	258,233	—	2022/2022
TOTAL SOUTHEAST FLORIDA		2,837	$ 169,177	$ 918,946	$ 20,158	$ 169,177	$ 939,104	$ 1,108,281	$ 223,877	$ 884,404	$ 914,553	$ —

DENVER,CO
Avalon Denver West	Lakewood, CO	252	$ 8,047	$ 69,373	$ 3,445	$ 8,047	$ 72,818	$ 80,865	$ 24,492	$ 56,373	$ 57,900	$ —	2016/2017
Avalon Castle Rock at the Meadows	Castle Rock, CO	240	8,527	65,325	1,194	8,527	66,519	75,046	20,539	54,507	56,545	—	2018/2018
Avalon Red Rocks	Littleton, CO	256	4,461	71,477	1,588	4,461	73,065	77,526	22,528	54,998	56,268	—	2018/2018
Avalon Southlands	Aurora, CO	338	5,101	86,653	1,783	5,101	88,436	93,537	26,548	66,989	68,668	—	2018/2019
AVA RiNo	Denver, CO	246	15,152	71,662	604	15,152	72,266	87,418	11,173	76,245	78,529	—	2022
Avalon Flatirons	Lafayette, CO	207	7,390	88,438	601	7,390	89,039	96,429	15,175	81,254	84,673	—	2020/2022
TOTAL DENVER, CO		1,539	$ 48,678	$ 452,928	$ 9,215	$ 48,678	$ 462,143	$ 510,821	$ 120,455	$ 390,366	$ 402,583	$ —

PACIFIC NORTHWEST
Seattle, WA
Avalon at Bear Creek	Redmond, WA	264	$ 6,786	$ 27,641	$ 12,077	$ 6,786	$ 39,718	$ 46,504	$ 33,232	$ 13,272	$ 13,295	$ —	1998/1998
Avalon Bellevue	Bellevue, WA	201	6,664	24,119	8,723	6,664	32,842	39,506	25,971	13,535	14,705	—	2001
eaves RockMeadow (2)	Bothell, WA	206	4,777	19,765	10,013	4,777	29,778	34,555	21,983	12,572	11,265	—	2000/2000
Avalon ParcSquare	Redmond, WA	124	3,789	15,139	7,297	3,789	22,436	26,225	17,114	9,111	8,682	—	2000/2000

AVALONBAY COMMUNITIES, INC.

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2025

(Dollars in thousands)

			2025								2024	2025
			Initial Cost			Total Cost
Community	City and state	# of homes	Land and Improvements	Building / Construction in Progress & Improvements	Costs Subsequent to Acquisition / Construction	Land and Improvements	Building / Construction in Progress & Improvements	Total	Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Encumbrances	Year of Completion / Acquisition
Avalon Meydenbauer	Bellevue, WA	368	12,697	77,450	13,006	12,697	90,456	103,153	52,718	50,435	50,802	—	2008
Avalon Towers Bellevue (3)	Bellevue, WA	397	—	123,029	11,008	—	134,037	134,037	68,905	65,132	68,324	—	2011
AVA Queen Anne	Seattle, WA	203	12,081	41,618	2,603	12,081	44,221	56,302	21,424	34,878	36,135	—	2012
Avalon Alderwood I	Lynnwood, WA	367	12,294	55,627	2,284	12,294	57,911	70,205	22,464	47,741	48,933	—	2015
AVA Capitol Hill	Seattle, WA	249	20,613	59,986	2,220	20,613	62,206	82,819	22,390	60,429	62,049	—	2016
Avalon Esterra Park	Redmond, WA	482	23,178	112,986	2,660	23,178	115,646	138,824	38,203	100,621	103,858	—	2017
Avalon Alderwood II	Lynnwood, WA	124	5,072	21,418	505	5,072	21,923	26,995	7,111	19,884	20,377	—	2016
Avalon Newcastle Commons I	Newcastle, WA	378	9,649	111,600	3,061	9,649	114,661	124,310	34,127	90,183	93,082	—	2017
Avalon Belltown Towers	Seattle, WA	274	24,638	121,064	1,509	24,638	122,573	147,211	29,924	117,287	121,084	—	2019
AVA Esterra Park	Redmond, WA	323	16,405	74,568	583	16,405	75,151	91,556	19,321	72,235	74,188	—	2019
Avalon Newcastle Commons II	Newcastle, WA	293	6,982	99,831	687	6,982	100,518	107,500	18,374	89,126	92,725	—	2021
Avalon North Creek	Bothell, WA	316	13,498	69,013	213	13,498	69,226	82,724	16,828	65,896	68,008	—	2020
eaves Redmond Campus	Redmond, WA	374	15,665	84,852	29,514	15,665	114,366	130,031	54,498	75,533	79,094	—	1991/2013
TOTAL PACIFIC NORTHWEST		4,943	$ 194,788	$ 1,139,706	$ 107,963	$ 194,788	$ 1,247,669	$ 1,442,457	$ 504,587	$ 937,870	$ 966,606	$ —

NORTHERN CALIFORNIA
San Jose, CA

AVALONBAY COMMUNITIES, INC.

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2025

(Dollars in thousands)

			2025								2024	2025
			Initial Cost			Total Cost
Community	City and state	# of homes	Land and Improvements	Building / Construction in Progress & Improvements	Costs Subsequent to Acquisition / Construction	Land and Improvements	Building / Construction in Progress & Improvements	Total	Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Encumbrances	Year of Completion / Acquisition
Avalon Campbell	Campbell, CA	348	$ 11,830	$ 47,825	$ 18,028	$ 11,830	$ 65,853	$ 77,683	$ 53,204	$ 24,479	$ 25,118	$ —	1995
eaves San Jose	San Jose, CA	442	12,920	53,047	21,985	12,920	75,032	87,952	56,087	31,865	33,399	—	1985/1996
Avalon on the Alameda	San Jose, CA	307	6,119	50,214	16,758	6,119	66,972	73,091	53,671	19,420	20,138	—	1999
Avalon Silicon Valley	Sunnyvale, CA	714	20,713	99,573	43,293	20,713	142,866	163,579	110,891	52,688	56,039	—	1998
Avalon Mountain View	Mountain View, CA	248	9,755	39,387	16,729	9,755	56,116	65,871	45,899	19,972	18,884	—	1986
eaves Creekside	Mountain View, CA	300	$ 6,546	$ 26,263	$ 24,748	$ 6,546	$ 51,011	$ 57,557	$ 39,538	$ 18,019	$ 18,512	$ —	1962/1997
Avalon at Cahill Park	San Jose, CA	218	4,765	47,600	6,393	4,765	53,993	58,758	41,649	17,109	18,071	—	2002
Avalon Towers on the Peninsula	Mountain View, CA	211	9,560	56,136	17,112	9,560	73,248	82,808	51,940	30,868	33,201	—	2002
Avalon Morrison Park	San Jose, CA	250	13,837	64,521	3,858	13,837	68,379	82,216	27,704	54,512	55,227	—	2014
Avalon Willow Glen	San Jose, CA	412	46,060	85,637	6,543	46,060	92,180	138,240	48,566	89,674	92,429	—	2002/2013
eaves West Valley	San Jose, CA	873	90,890	138,555	14,391	90,890	152,946	243,836	77,275	166,561	169,311	—	1970/2013
eaves Mountain View at Middlefield	Mountain View, CA	404	64,070	73,438	16,490	64,070	89,928	153,998	50,141	103,857	106,151	—	1969/2013
Total San Jose, CA		4,727	$ 297,065	$ 782,196	$ 206,328	$ 297,065	$ 988,524	$ 1,285,589	$ 656,565	$ 629,024	$ 646,480	$ —

East Bay, CA
Avalon Fremont (2)	Fremont, CA	308	$ 10,746	$ 43,399	$ 34,107	$ 10,746	$ 77,506	$ 88,252	$ 51,668	$ 36,584	$ 37,059	$ —	1992/1994
eaves Dublin (2)	Dublin, CA	204	5,276	19,642	28,080	5,276	47,722	52,998	27,150	25,848	26,621	—	1989/1997

AVALONBAY COMMUNITIES, INC.

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2025

(Dollars in thousands)

			2025								2024	2025
			Initial Cost			Total Cost
Community	City and state	# of homes	Land and Improvements	Building / Construction in Progress & Improvements	Costs Subsequent to Acquisition / Construction	Land and Improvements	Building / Construction in Progress & Improvements	Total	Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Encumbrances	Year of Completion / Acquisition
eaves Pleasanton (2)	Pleasanton, CA	460	11,610	46,552	57,091	11,610	103,643	115,253	62,462	52,791	53,818	—	1988/1994
eaves Union City	Union City, CA	208	4,249	16,820	7,213	4,249	24,033	28,282	20,370	7,912	7,717	—	1973/1996
eaves Fremont	Fremont, CA	237	6,581	26,583	14,454	6,581	41,037	47,618	33,744	13,874	14,359	—	1985/1994
Avalon Union City	Union City, CA	439	14,732	104,024	9,215	14,732	113,239	127,971	62,626	65,345	68,623	—	2009
Avalon Walnut Creek (3)	Walnut Creek, CA	422	—	148,846	9,934	—	158,780	158,780	83,240	75,540	79,649	4,868	2010
Avalon Dublin Station	Dublin, CA	253	7,772	72,142	4,072	7,772	76,214	83,986	30,543	53,443	54,541	—	2014
Avalon Dublin Station II	Dublin, CA	252	7,762	76,587	2,997	7,762	79,584	87,346	26,558	60,788	62,213	—	2016
Avalon Public Market (1)	Emeryville, CA	289	27,394	145,898	689	27,394	146,587	173,981	33,019	140,962	145,325	—	2020
Avalon Walnut Creek II (3)	Walnut Creek, CA	200	—	112,768	795	—	113,563	113,563	23,040	90,523	94,760	—	2020
eaves Walnut Creek	Walnut Creek, CA	510	30,320	86,475	16,471	30,320	102,946	133,266	48,784	84,482	87,164	—	1987/2013
Avalon Walnut Ridge I	Walnut Creek, CA	106	9,860	20,630	5,605	9,860	26,235	36,095	12,402	23,693	24,541	—	2000/2013
Avalon Walnut Ridge II	Walnut Creek, CA	360	27,190	60,209	11,893	27,190	72,102	99,292	35,050	64,242	66,282	—	1989/2013
Total East Bay, CA		4,248	$ 163,492	$ 980,575	$ 202,616	$ 163,492	$ 1,183,191	$ 1,346,683	$ 550,656	$ 796,027	$ 822,672	$ 4,868

San Francisco, CA
AVA Nob Hill	San Francisco, CA	185	$ 5,403	$ 21,567	$ 12,658	$ 5,403	$ 34,225	$ 39,628	$ 27,562	$ 12,066	$ 13,470	$ —	1990/1995

AVALONBAY COMMUNITIES, INC.

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2025

(Dollars in thousands)

			2025								2024	2025
			Initial Cost			Total Cost
Community	City and state	# of homes	Land and Improvements	Building / Construction in Progress & Improvements	Costs Subsequent to Acquisition / Construction	Land and Improvements	Building / Construction in Progress & Improvements	Total	Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Encumbrances	Year of Completion / Acquisition
eaves Foster City	Foster City, CA	290	7,852	31,445	19,085	7,852	50,530	58,382	39,994	18,388	19,045	—	1973/1994
eaves Pacifica	Pacifica, CA	220	6,125	24,792	8,329	6,125	33,121	39,246	28,057	11,189	10,359	—	1971/1995
Avalon at Mission Bay I	San Francisco, CA	250	14,029	78,452	13,328	14,029	91,780	105,809	70,083	35,726	37,589	—	2003
Avalon at Mission Bay III	San Francisco, CA	261	28,687	119,156	3,888	28,687	123,044	151,731	67,544	84,187	86,627	—	2009
Avalon Ocean Avenue	San Francisco, CA	173	5,544	50,906	4,559	5,544	55,465	61,009	25,972	35,037	36,227	—	2012
AVA 55 Ninth	San Francisco, CA	273	20,267	97,321	2,232	20,267	99,553	119,820	40,655	79,165	82,153	—	2014
Avalon Hayes Valley	San Francisco, CA	182	12,595	81,228	1,754	12,595	82,982	95,577	30,910	64,667	67,324	—	2015
Avalon Dogpatch	San Francisco, CA	326	23,523	180,698	1,300	23,523	181,998	205,521	52,136	153,385	158,894	—	2018
Avalon San Bruno I	San Bruno, CA	300	40,780	71,352	8,084	40,780	79,436	120,216	40,824	79,392	81,835	52,150	2004/2013
Avalon San Bruno II	San Bruno, CA	185	$ 23,787	$ 46,609	$ 3,483	$ 23,787	$ 50,092	$ 73,879	$ 23,186	$ 50,693	$ 52,125	$ —	2007/2013
Avalon San Bruno III	San Bruno, CA	187	33,303	65,255	2,321	33,303	67,576	100,879	31,138	69,741	71,884	51,000	2010/2013
Total San Francisco, CA		2,832	$ 221,895	$ 868,781	$ 81,021	$ 221,895	$ 949,802	$ 1,171,697	$ 478,061	$ 693,636	$ 717,532	$ 103,150
TOTAL NORTHERN CALIFORNIA		11,807	$ 682,452	$ 2,631,552	$ 489,965	$ 682,452	$ 3,121,517	$ 3,803,969	$ 1,685,282	$ 2,118,687	$ 2,186,684	$ 108,018

SOUTHERN CALIFORNIA
Los Angeles, CA

AVALONBAY COMMUNITIES, INC.

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2025

(Dollars in thousands)

			2025								2024	2025
			Initial Cost			Total Cost
Community	City and state	# of homes	Land and Improvements	Building / Construction in Progress & Improvements	Costs Subsequent to Acquisition / Construction	Land and Improvements	Building / Construction in Progress & Improvements	Total	Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Encumbrances	Year of Completion / Acquisition
AVA Burbank (2)	Burbank, CA	750	$ 22,483	$ 28,078	$ 62,627	$ 22,483	$ 90,705	$ 113,188	$ 65,654	$ 47,534	$ 48,073	$ —	1961/1997
Avalon Woodland Hills	Woodland Hills, CA	663	23,828	40,329	92,876	23,828	133,205	157,033	78,669	78,364	80,697	—	1989/1997
eaves Warner Center (2)	Woodland Hills, CA	228	7,045	12,974	21,385	7,045	34,359	41,404	24,694	16,710	14,823	—	1979/1998
Avalon Glendale (3)	Glendale, CA	223	—	42,564	4,928	—	47,492	47,492	35,413	12,079	13,423	—	2003
Avalon Burbank	Burbank, CA	403	14,053	56,814	34,670	14,053	91,484	105,537	62,954	42,583	44,288	—	1988/2002
Avalon Camarillo	Camarillo, CA	249	8,446	40,239	6,194	8,446	46,433	54,879	30,747	24,132	25,524	—	2006
Avalon Wilshire	Los Angeles, CA	125	5,459	41,174	8,516	5,459	49,690	55,149	32,315	22,834	24,271	—	2007
Avalon Encino	Encino, CA	132	12,789	49,062	5,452	12,789	54,514	67,303	31,315	35,988	38,011	—	2008
Avalon Warner Place	Canoga Park, CA	210	7,920	44,823	4,494	7,920	49,317	57,237	29,284	27,953	29,533	—	2008
AVA Little Tokyo	Los Angeles, CA	280	14,734	93,977	3,338	14,734	97,315	112,049	37,848	74,201	77,050	—	2015
eaves Phillips Ranch (2)	Pomona, CA	503	9,796	41,675	21,196	9,796	62,871	72,667	30,741	41,926	42,283	—	1989/2011
eaves San Dimas	San Dimas, CA	102	1,916	7,803	3,586	1,916	11,389	13,305	5,967	7,338	7,532	—	1978/2011
eaves San Dimas Canyon	San Dimas, CA	156	2,953	12,369	3,515	2,953	15,884	18,837	8,122	10,715	10,705	—	1981/2011
AVA Pasadena	Pasadena, CA	84	8,400	11,522	7,429	8,400	18,951	27,351	8,547	18,804	19,037	—	1973/2012
eaves Cerritos	Artesia, CA	151	8,305	21,195	3,629	8,305	24,824	33,129	11,407	21,722	22,361	—	1973/2012
Avalon Playa Vista	Los Angeles, CA	309	30,900	71,944	11,406	30,900	83,350	114,250	41,232	73,018	75,275	—	2006/2012
Avalon San Dimas	San Dimas, CA	162	9,141	30,726	4,395	9,141	35,121	44,262	13,594	30,668	31,719	—	2014
Avalon Glendora	Glendora, CA	281	18,311	64,303	1,613	18,311	65,916	84,227	23,741	60,486	62,586	—	2016

AVALONBAY COMMUNITIES, INC.

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2025

(Dollars in thousands)

			2025								2024	2025
			Initial Cost			Total Cost
Community	City and state	# of homes	Land and Improvements	Building / Construction in Progress & Improvements	Costs Subsequent to Acquisition / Construction	Land and Improvements	Building / Construction in Progress & Improvements	Total	Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Encumbrances	Year of Completion / Acquisition
Avalon West Hollywood	West Hollywood, CA	294	35,214	118,926	3,619	35,214	122,545	157,759	38,084	119,675	122,819	—	2017
Avalon Mission Oaks	Camarillo, CA	160	9,600	38,666	2,874	9,600	41,540	51,140	17,388	33,752	34,471	—	2014
Avalon Chino Hills	Chino Hills, CA	331	16,617	79,829	2,986	16,617	82,815	99,432	25,542	73,890	75,465	—	2017
AVA Hollywood at La Pietra Place	Los Angeles, CA	695	99,309	272,546	3,164	99,309	275,710	375,019	58,502	316,517	325,874	—	2021
Avalon Cerritos	Cerritos, CA	132	8,869	52,025	931	8,869	52,956	61,825	14,223	47,602	49,111	30,250	2017/2019
Avalon Monrovia	Monrovia, CA	154	12,125	56,202	579	12,125	56,781	68,906	10,212	58,694	60,783	—	2021
Avalon Simi Valley	Simi Valley, CA	500	42,020	77,521	13,681	42,020	91,202	133,222	44,625	88,597	89,709	—	2007/2013
AVA Studio City II	Studio City, CA	101	4,626	23,840	7,731	4,626	31,571	36,197	14,611	21,586	22,327	—	1991/2013
Avalon Studio City	Studio City, CA	276	15,756	81,318	17,699	15,756	99,017	114,773	48,279	66,494	69,461	—	2002/2013
Avalon Calabasas	Calabasas, CA	600	42,720	112,911	29,041	42,720	141,952	184,672	81,346	103,326	106,785	—	1988/2013
Avalon Oak Creek	Agoura Hills, CA	338	43,540	83,625	14,112	43,540	97,737	141,277	54,897	86,380	88,053	—	2004/2013
Avalon Santa Monica on Main	Santa Monica, CA	133	32,000	63,612	14,662	32,000	78,274	110,274	35,852	74,422	76,991	—	2007/2013
eaves Old Town Pasadena	Pasadena, CA	96	$ 9,110	$ 16,316	$ 7,084	$ 9,110	$ 23,400	$ 32,510	$ 10,879	$ 21,631	$ 22,089	$ —	1972/2013
eaves Thousand Oaks	Thousand Oaks, CA	158	13,950	21,574	7,193	13,950	28,767	42,717	16,925	25,792	26,085	—	1992/2013
eaves Los Feliz	Los Angeles, CA	263	18,940	46,201	14,359	18,940	60,560	79,500	28,895	50,605	51,172	41,400	1989/2013
AVA Toluca Hills (2)	Los Angeles, CA	1,151	86,450	170,241	107,790	86,450	278,031	364,481	110,754	253,727	249,772	—	1973/2013
eaves Woodland Hills	Woodland Hills, CA	894	68,940	96,808	27,583	68,940	124,391	193,331	66,383	126,948	129,746	111,500	1971/2013

AVALONBAY COMMUNITIES, INC.

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2025

(Dollars in thousands)

			2025								2024	2025
			Initial Cost			Total Cost
Community	City and state	# of homes	Land and Improvements	Building / Construction in Progress & Improvements	Costs Subsequent to Acquisition / Construction	Land and Improvements	Building / Construction in Progress & Improvements	Total	Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Encumbrances	Year of Completion / Acquisition
Avalon Thousand Oaks Plaza	Thousand Oaks, CA	148	12,810	24,025	6,251	12,810	30,276	43,086	14,971	28,115	27,550	—	2002/2013
Avalon Pasadena	Pasadena, CA	120	10,240	33,038	6,287	10,240	39,325	49,565	17,946	31,619	32,409	—	2004/2013
AVA Studio City I	Studio City, CA	450	17,658	94,094	36,414	17,658	130,508	148,166	58,823	89,343	92,791	—	1987/2013
Total Los Angeles, CA		12,005	$ 806,973	$ 2,274,889	$ 625,289	$ 806,973	$ 2,900,178	$ 3,707,151	$ 1,341,381	$ 2,365,770	$ 2,420,654	$ 183,150

Orange County, CA
AVA Newport	Costa Mesa, CA	145	$ 1,975	$ 3,814	$ 12,822	$ 1,975	$ 16,636	$ 18,611	$ 11,306	$ 7,305	$ 7,103	$ —	1956/1996
eaves Mission Viejo	Mission Viejo, CA	166	2,517	9,241	7,910	2,517	17,151	19,668	13,954	5,714	5,713	—	1984/1996
eaves South Coast	Costa Mesa, CA	258	4,709	16,063	17,148	4,709	33,211	37,920	25,669	12,251	12,099	—	1973/1996
eaves Santa Margarita (2)	Rancho Santa Margarita, CA	302	4,607	16,895	19,343	4,607	36,238	40,845	25,979	14,866	13,001	—	1990/1997
eaves Huntington Beach	Huntington Beach, CA	304	4,871	19,729	14,702	4,871	34,431	39,302	29,914	9,388	9,785	—	1971/1997
Avalon Irvine I	Irvine, CA	279	9,911	67,504	10,140	9,911	77,644	87,555	42,634	44,921	47,455	—	2010
Avalon Irvine II	Irvine, CA	179	4,358	40,890	2,606	4,358	43,496	47,854	19,289	28,565	29,404	—	2013
eaves Lake Forest	Lake Forest, CA	225	5,199	21,117	9,385	5,199	30,502	35,701	16,093	19,608	20,489	—	1975/2011
Avalon Baker Ranch	Lake Forest, CA	430	31,689	98,004	2,834	31,689	100,838	132,527	37,364	95,163	97,389	—	2015
Avalon Irvine III	Irvine, CA	156	11,607	43,973	1,012	11,607	44,985	56,592	15,447	41,145	42,401	—	2016
Avalon Brea Place	Brea, CA	653	72,925	220,151	117	72,925	220,268	293,193	34,402	258,791	267,340	—	2022
eaves Seal Beach	Seal Beach, CA	549	46,790	104,129	34,789	46,790	138,918	185,708	61,413	124,295	128,808	—	1971/2013

AVALONBAY COMMUNITIES, INC.

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2025

(Dollars in thousands)

			2025								2024	2025
			Initial Cost			Total Cost
Community	City and state	# of homes	Land and Improvements	Building / Construction in Progress & Improvements	Costs Subsequent to Acquisition / Construction	Land and Improvements	Building / Construction in Progress & Improvements	Total	Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Encumbrances	Year of Completion / Acquisition
Avalon Huntington Beach	Huntington Beach, CA	378	13,055	105,981	2,040	13,055	108,021	121,076	35,453	85,623	88,709	—	2017
Total Orange County, CA		4,024	$ 214,213	$ 767,491	$ 134,848	$ 214,213	$ 902,339	$ 1,116,552	$ 368,917	$ 747,635	$ 769,696	$ —

San Diego, CA
AVA Pacific Beach	San Diego, CA	564	$ 9,922	$ 40,580	$ 45,215	$ 9,922	$ 85,795	$ 95,717	$ 65,063	$ 30,654	$ 33,574	$ —	1969/1997
eaves Mission Ridge	San Diego, CA	200	2,710	10,924	17,891	2,710	28,815	31,525	23,546	7,979	8,435	—	1960/1997
eaves San Marcos	San Marcos, CA	186	3,277	13,385	10,869	3,277	24,254	27,531	10,666	16,865	17,013	—	1988/2011
eaves Rancho Penasquitos	San Diego, CA	250	6,692	27,143	14,558	6,692	41,701	48,393	22,125	26,268	27,835	—	1986/2011
Avalon Vista	Vista, CA	221	12,689	43,328	2,003	12,689	45,331	58,020	17,149	40,871	41,783	—	2015
eaves La Mesa	La Mesa, CA	168	9,490	29,412	5,348	9,490	34,760	44,250	19,709	24,541	25,900	—	1989/2013
Avalon La Jolla Colony	San Diego, CA	180	16,760	29,234	11,600	16,760	40,834	57,594	20,595	36,999	38,110	—	1987/2013
Total San Diego, CA		1,769	$ 61,540	$ 194,006	$ 107,484	$ 61,540	$ 301,490	$ 363,030	$ 178,853	$ 184,177	$ 192,650	$ —
TOTAL SOUTHERN CALIFORNIA		17,798	$ 1,082,726	$ 3,236,386	$ 867,621	$ 1,082,726	$ 4,104,007	$ 5,186,733	$ 1,889,151	$ 3,297,582	$ 3,383,000	$ 183,150

OTHER EXPANSION REGIONS
North Carolina
Avalon South End	Charlotte, NC	265	$ 13,723	$ 90,017	$ 4,694	$ 13,723	$ 94,711	$ 108,434	$ 19,681	$ 88,753	$ 92,498	$ —	2020/2021
AVA South End	Charlotte, NC	164	9,367	45,277	4,812	9,367	50,089	59,456	9,002	50,454	50,284	—	2013/2021

AVALONBAY COMMUNITIES, INC.

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2025

(Dollars in thousands)

			2025								2024	2025
			Initial Cost			Total Cost
Community	City and state	# of homes	Land and Improvements	Building / Construction in Progress & Improvements	Costs Subsequent to Acquisition / Construction	Land and Improvements	Building / Construction in Progress & Improvements	Total	Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Encumbrances	Year of Completion / Acquisition
Avalon Hawk (1)	Charlotte, NC	71	2,564	44,255	310	2,564	44,565	47,129	7,167	39,962	41,379	—	2021/2021
Avalon Highland Creek	Charlotte, NC	260	4,586	73,014	875	4,586	73,889	78,475	12,516	65,959	68,671	—	2022/2022
Avalon Mooresville	Mooresville, NC	203	3,770	48,862	501	3,770	49,363	53,133	5,470	47,663	49,488	—	2017/2023
Total North Carolina		963	$ 34,010	$ 301,425	$ 11,192	$ 34,010	$ 312,617	$ 346,627	$ 53,836	$ 292,791	$ 302,320	$ —

Texas
Avalon Lakeside	Flower Mound, TX	425	$ 15,073	$ 102,992	$ 1,265	$ 15,073	$ 104,257	$ 119,330	$ 23,530	$ 95,800	$ 99,577	$ —	2015/2021
Avalon Addison	Addison, TX	196	11,174	59,132	1,260	11,174	60,392	71,566	9,914	61,652	63,526	—	1995/2022
Avalon Frisco at Main	Frisco, TX	360	11,919	71,978	1,597	11,919	73,575	85,494	10,470	75,024	77,462	—	2013/2023
Avalon West Plano	Carrollton, TX	568	14,100	123,617	1,607	14,100	125,224	139,324	19,181	120,143	124,700	61,384	2016/2023
Total Texas		1,549	$ 52,266	$ 357,719	$ 5,729	$ 52,266	$ 363,448	$ 415,714	$ 63,095	$ 352,619	$ 365,265	$ 61,384
TOTAL OTHER EXPANSION REGIONS		2,512	$ 86,276	$ 659,144	$ 16,921	$ 86,276	$ 676,065	$ 762,341	$ 116,931	$ 645,410	$ 667,585	$ 61,384

TOTAL SAME STORE		76,921	$ 4,323,013	$ 16,712,630	$ 2,826,347	$ 4,323,013	$ 19,538,977	$ 23,861,990	$ 8,445,176	$ 15,416,814	$ 15,880,982	$ 723,152

AVALONBAY COMMUNITIES, INC.

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2025

(Dollars in thousands)

			2025								2024	2025
			Initial Cost			Total Cost
Community	City and state	# of homes	Land and Improvements	Building / Construction in Progress & Improvements	Costs Subsequent to Acquisition / Construction	Land and Improvements	Building / Construction in Progress & Improvements	Total	Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Encumbrances	Year of Completion / Acquisition
OTHER STABILIZED
Avalon Sunset Towers (4)	San Francisco, CA	243	$ 3,561	$ 21,313	$ 18,081	$ 3,561	$ 39,394	$ 42,955	$ 30,847	$ 12,108	$ 13,002	$ —	1961/1996
Avalon West Dublin	Dublin, CA	499	39,070	223,281	4	39,070	223,285	262,355	14,985	247,370	253,859	—	2024
AVA Balboa Park	San Diego, CA	100	10,537	40,706	1,160	10,537	41,866	52,403	2,608	49,795	50,313	—	2015/2024
Avalon Cherry Hills	Englewood, CO	306	9,798	85,404	4,209	9,798	89,613	99,411	7,632	91,779	91,855	—	2015/2024
Avalon Lowry	Denver, CO	347	15,382	121,829	160	15,382	121,989	137,371	8,757	128,614	136,211	—	2019/2024
Avalon The Albemarle (4)	Washington, D.C.	234	25,140	55,945	9,668	25,140	65,613	90,753	32,378	58,375	58,681	—	1966/2013
Avalon Merrick Park	Miami, FL	254	23,779	79,305	—	23,779	79,305	103,084	7,922	95,162	98,105	—	2023
Avalon Coconut Creek	Coconut Creek, FL	270	17,551	81,659	112	17,551	81,771	99,322	3,224	96,098	—	—	2014/2025
Avalon Perimeter Park	Morrisville, NC	262	11,533	55,229	2,597	11,533	57,826	69,359	5,047	64,312	64,486	—	2018/2024
Avalon Townhome Collection Brier Creek	Durham, NC	93	4,564	32,225	—	4,564	32,225	36,789	328	36,461	—	—	2020/2025
Avalon at Palisades	Charlotte, NC	274	5,881	66,081	62	5,881	66,143	72,024	2,606	69,418	—	—	2020/2025
Avalon Princeton Circle	Princeton, NJ	221	11,705	75,465	364	11,705	75,829	87,534	6,898	80,636	83,596	—	2023
Avalon White Plains (4)	White Plains, NY	407	15,391	137,312	7,291	15,391	144,603	159,994	80,216	79,778	82,287	—	2009
Avalon Amityville	Amityville, NY	338	22,466	113,145	8	22,466	113,153	135,619	8,857	126,762	131,423	—	2024
Kanso Milford	Milford, MA	162	14,361	48,955	6	14,361	48,961	63,322	2,949	60,373	60,710	—	2024
Avalon at Pier 121	Lewisville, TX	300	8,418	53,793	1,456	8,418	55,249	63,667	5,611	58,056	59,372	—	2014/2024
Avalon Townhome	Bee Cave, TX	126	7,955	41,352	365	7,955	41,717	49,672	2,608	47,064	48,748	—	2022/2024

AVALONBAY COMMUNITIES, INC.

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2025

(Dollars in thousands)

			2025								2024	2025
			Initial Cost			Total Cost
Community	City and state	# of homes	Land and Improvements	Building / Construction in Progress & Improvements	Costs Subsequent to Acquisition / Construction	Land and Improvements	Building / Construction in Progress & Improvements	Total	Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Encumbrances	Year of Completion / Acquisition
Collection Bee Cave
Avalon Hill Country	Austin, TX	554	19,430	117,062	409	19,430	117,471	136,901	10,478	126,423	—	—	2015/2025
Avalon Wolf Ranch	Georgetown, TX	303	6,891	44,462	545	6,891	45,007	51,898	3,123	48,775	—	—	2017/2025
eaves Twin Creeks	Allen, TX	216	9,762	35,812	208	9,762	36,020	45,782	2,176	43,606	—	—	2025
Avalon Benbrook	Benbrook, TX	301	3,623	57,314	96	3,623	57,410	61,033	3,733	57,300	—	—	2025
Avalon Castle Hills	Lewisville, TX	276	7,522	59,007	396	7,522	59,403	66,925	3,369	63,556	—	—	2025
Avalon Frisco	Frisco, TX	330	6,559	74,620	127	6,559	74,747	81,306	4,699	76,607	—	—	2025
Avalon Frisco North	Frisco, TX	349	12,118	77,253	155	12,118	77,408	89,526	5,356	84,170	—	—	2025
eaves North Dallas	Dallas, TX	372	16,558	60,334	166	16,558	60,500	77,058	4,908	72,150	—	—	2025
Avalon Bothell Commons	Bothell, WA	467	26,699	206,444	156	26,699	206,600	233,299	14,874	218,425	225,208	—	2024
Avalon Redmond Campus	Redmond, WA	214	7,007	81,817	104	7,007	81,921	88,928	5,657	83,271	85,846	—	2024
eaves Redmond Campus II	Redmond, WA	40	10,951	4,949	—	10,951	4,949	15,900	60	15,840	—	—	1987/2025
Avalon Alderwood Place	Lynnwood, WA	328	12,524	109,227	7	12,524	109,234	121,758	2,261	119,497	—	—	2022/2025
The Park Loggia Commercial	New York, NY	N/A	77,393	76,410	12,247	77,393	88,657	166,050	19,629	146,421	148,167	—	2019
TOTAL OTHER STABILIZED		8,186	$ 464,129	$ 2,337,710	$ 60,159	$ 464,129	$ 2,397,869	$ 2,861,998	$ 303,796	$ 2,558,202	$ 1,691,869	$ —

TOTAL CURRENT COMMUNITIES (5)		85,107	$ 4,787,142	$ 19,050,340	$ 2,886,506	$ 4,787,142	$ 21,936,846	$ 26,723,988	$ 8,748,972	$ 17,975,016	$ 17,572,851	$ 723,152
DEVELOPMENT (5)

AVALONBAY COMMUNITIES, INC.

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2025

(Dollars in thousands)

			2025								2024	2025
			Initial Cost			Total Cost
Community	City and state	# of homes	Land and Improvements	Building / Construction in Progress & Improvements	Costs Subsequent to Acquisition / Construction	Land and Improvements	Building / Construction in Progress & Improvements	Total	Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Encumbrances	Year of Completion / Acquisition
Avalon Pleasanton	Pleasanton, CA	362	$ 6,202	$ 118,419	$ 2	$ 6,202	$ 118,421	$ 124,623	$ 395	$ 124,228	$ 20,275	$ —	N/A
Avalon Mission Valley (3)	San Diego, CA	621	—	41,756	113	—	41,869	41,869	—	41,869	—	—	N/A
Kanso Hillcrest	San Diego, CA	182	—	40,718	56	—	40,774	40,774	—	40,774	15,807	—	N/A
Avalon San Ramon	San Ramon, CA	456	—	37,557	—	—	37,557	37,557	—	37,557	—	—	N/A
Avalon Westminster Promenade	Westminster, CO	312	6,291	105,184	—	6,291	105,184	111,475	5,255	106,220	112,719	—	2024
Avalon Governor's Park	Denver, CO	304	10,302	126,946	—	10,302	126,946	137,248	5,523	131,725	134,764	—	2024
Avalon Parker	Parker, CO	312	—	56,148	—	—	56,148	56,148	—	56,148	—	—	N/A
Avalon South Miami	South Miami, FL	290	24,472	144,735	—	24,472	144,735	169,207	1,041	168,166	126,402	—	2025
Avalon North Palm Beach	Lake Park, FL	279	1,241	50,037	—	1,241	50,037	51,278	358	50,920	—	—	N/A
Avalon Kendall	Kendall, FL	224	—	38,324	—	—	38,324	38,324	—	38,324	—	—	N/A
Avalon Quincy Adams	Quincy, MA	288	—	91,394	95	—	91,489	91,489	—	91,489	38,834	—	N/A
Avalon Billerica	Billerica, MA	200	—	16,789	—	—	16,789	16,789	—	16,789	—	—	N/A
Avalon Annapolis	Annapolis, MD	508	47,599	141,862	12	47,599	141,874	189,473	4,722	184,751	173,284	—	2025
Avalon Hunt Valley West	Hunt Valley, MD	322	10,021	86,721	—	10,021	86,721	96,742	1,426	95,316	79,435	—	2025
AVA Brewer's Hill	Baltimore, MD	418	—	44,508	—	—	44,508	44,508	—	44,508	23,182	—	N/A
Avalon Townhome Collection Arundel Mills	Hanover, MD	90	—	6,537	—	—	6,537	6,537	—	6,537	—	—	N/A
Avalon Durham	Durham, NC	336	17,331	100,922	—	17,331	100,922	118,253	5,472	112,781	115,657	—	2024

AVALONBAY COMMUNITIES, INC.

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2025

(Dollars in thousands)

			2025								2024	2025
			Initial Cost			Total Cost
Community	City and state	# of homes	Land and Improvements	Building / Construction in Progress & Improvements	Costs Subsequent to Acquisition / Construction	Land and Improvements	Building / Construction in Progress & Improvements	Total	Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Encumbrances	Year of Completion / Acquisition
Avalon Lake Norman	Mooresville, NC	345	5,575	93,096	—	5,575	93,096	98,671	912	97,759	59,909	—	N/A
Avalon Carmel	Charlotte, NC	360	—	88,292	—	—	88,292	88,292	—	88,292	29,299	—	N/A
Avalon Oakridge I	Durham, NC	459	—	57,271	—	—	57,271	57,271	—	57,271	25,229	—	N/A
Avalon Brier Creek	Durham, NC	400	—	33,258	—	—	33,258	33,258	—	33,258	—	—	N/A
Avalon Southpoint	Durham, NC	394	—	16,385	—	—	16,385	16,385	—	16,385	—	—	N/A
Avalon W Squared at Princeton Junction	West Windsor, NJ	535	7,336	188,361	—	7,336	188,361	195,697	525	195,172	118,103	—	N/A
Avalon Princeton on Harrison	Princeton, NJ	200	8,891	68,871	—	8,891	68,871	77,762	2,078	75,684	68,584	—	2025
Avalon Wayne	Wayne, NJ	473	3,602	147,252	—	3,602	147,252	150,854	371	150,483	73,596	—	N/A
Avalon Parsippany	Parsippany, NJ	410	7,827	130,370	—	7,827	130,370	138,197	296	137,901	61,470	—	N/A
Avalon at Becker Farm	Roseland, NJ	533	2,389	148,361	—	2,389	148,361	150,750	58	150,692	65,048	—	N/A
Kanso Parsippany	Parsippany, NJ	280	—	30,552	—	—	30,552	30,552	—	30,552	—	—	N/A
Avalon Montville	Pine Brook, NJ	349	8,471	117,315	1	8,471	117,316	125,787	8,371	117,416	121,183	—	2024
Avalon Plano	Plano, TX	155	—	19,949	—	—	19,949	19,949	—	19,949	14,502	—	N/A
Avalon Tech Ridge I	Austin, TX	544	—	92,397	—	—	92,397	92,397	—	92,397	29,142	—	N/A
Avalon Northwest Hills	Austin, TX	252	—	16,368	—	—	16,368	16,368	—	16,368	—	—	N/A
TOTAL DEVELOPMENT		11,193	$ 167,550	$ 2,496,655	$ 279	$ 167,550	$ 2,496,934	$ 2,664,484	$ 36,803	$ 2,627,681	$ 1,506,424	$ —

Land Held for Development		N/A	$ 123,751	$ 8,663	$ —	$ 123,751	$ 8,663	$ 132,414	$ —	$ 132,414	$ 151,922	$ —

AVALONBAY COMMUNITIES, INC.

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2025

(Dollars in thousands)

			2025								2024	2025
			Initial Cost			Total Cost
Community	City and state	# of homes	Land and Improvements	Building / Construction in Progress & Improvements	Costs Subsequent to Acquisition / Construction	Land and Improvements	Building / Construction in Progress & Improvements	Total	Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Total Cost, Net of Accumulated Depreciation	Encumbrances	Year of Completion / Acquisition
Corporate Overhead		N/A	49,968	11,414	53,498	49,968	64,912	114,880	43,749	71,131	80,458	7,375,000
2025 Disposed Communities		N/A	—	—	—	—	—	—	—	—	455,407	—
TOTAL		96,300	$ 5,128,411	$ 21,567,072	$ 2,940,283	$ 5,128,411	$ 24,507,355	$ 29,635,766	$ 8,829,524	$ 20,806,242	$ 19,767,062	$ 8,098,152	(6)

_________________________________

(1)
Some or all of the land or an associated parking structure for this community is subject to a finance lease.
(2)
This community was under redevelopment for some or all of 2025, with the redevelopment activities not expected to materially impact community operations, and therefore this community is included in the Same Store portfolio and not classified as a Redevelopment Community.
(3)
Some or all of the land for this community is subject to an operating lease.
(4)
As of December 31, 2025, this community qualified as held for sale.
(5)
Current and Development Communities excludes Unconsolidated Communities and Unconsolidated Development Communities.
(6)
Balance outstanding represents total amount due at maturity, and excludes deferred financing costs and debt discount associated with the unsecured and secured notes of $45,620 and $13,588, respectively.

AVALONBAY COMMUNITIES, INC.

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2025

(Dollars in thousands)

Amounts include real estate assets held for sale.

The aggregate cost of total real estate for federal income tax purposes was approximately $28,049,554 at December 31, 2025.

The changes in total real estate assets for the years ended December 31, 2025, 2024 and 2023 are as follows:

	December 31, 2025	December 31, 2024	December 31, 2023
Balance, beginning of period	$ 27,949,782	$ 26,864,833	$ 25,871,363
Acquisitions, construction costs and improvements (1)	2,385,984	1,602,790	1,272,558
Dispositions, including casualty losses, and other activity	(700,000)	(517,841)	(279,088)
Balance, end of period	$ 29,635,766	$ 27,949,782	$ 26,864,833

_________________________________

(1) 2023 amounts have been adjusted to reflect the reclassification of software development costs from Furniture, fixtures and equipment to Prepaid expenses and other assets on the Consolidated Balance Sheet.

The changes in accumulated depreciation for the years ended December 31, 2025, 2024 and 2023, are as follows:

	December 31, 2025	December 31, 2024	December 31, 2023
Balance, beginning of period	$ 8,182,720	$ 7,521,962	$ 6,878,556
Depreciation (1)	913,376	846,853	781,313
Dispositions, including casualty losses, and other activity	(266,572)	(186,095)	(137,907)
Balance, end of period	$ 8,829,524	$ 8,182,720	$ 7,521,962

_________________________________

(1) 2023 amounts have been adjusted to reflect the reclassification of software development costs from Furniture, fixtures and equipment to Prepaid expenses and other assets on the Consolidated Balance Sheet.